This prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, but the prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-190479

Subject to Completion Preliminary Prospectus Supplement dated August 8, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 8, 2013)

$225,000,000

    % Senior Convertible Notes due 2018

We are offering $225,000,000 aggregate principal amount of     % Senior Convertible Notes due August 15, 2018 (the “notes”). The notes will bear interest at a rate of     % per year, payable semiannually in arrears, on February 15 and August 15 of each year, beginning on February 15, 2014. The notes will mature on August 15, 2018.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding May 15, 2018 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2013 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; (3) if we call the notes for redemption; or (4) upon the occurrence of specified corporate events. On or after May 15, 2018 until the close of business on the second scheduled trading day immediately preceding August 15, 2018, holders may convert their notes at any time. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be      shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $     per share of common stock). The conversion rate will be subject to adjustment in certain events described in this prospectus supplement, but will not be adjusted for accrued interest. In addition, following certain types of fundamental changes, as described in this prospectus supplement, or a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such fundamental change or notice of redemption, as the case may be.

We may not redeem the notes prior to August 20, 2016. On or after August 20, 2016, we may redeem for cash any or all of the notes, at our option, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within five trading days immediately preceding the date on which we provide notice of redemption exceeds 130% of the applicable conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

If we undergo a fundamental change (as defined herein), holders may require us to purchase the notes in whole or in part for cash at a price equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but not including, the purchase date.

The notes will be our senior unsecured obligations and will be effectively junior to any of our existing and future secured indebtedness, including our borrowings under our first lien credit facility, to the extent of the value of the collateral securing such indebtedness, rank equally in right of payment with any of our existing and future senior indebtedness, rank senior in right of payment to any of our future subordinated indebtedness and be structurally subordinated to all liabilities of our subsidiaries (including trade payables).

The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “WWWW.” The last reported sale price of our common stock on the NASDAQ Global Select Market on August 7, 2013, was $28.20 per share.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the “Risk Factors” section beginning on page 30 of our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2013, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase the notes from us at a price equal to     % of the principal amount of the notes plus accrued interest from August   , 2013, if settlement occurs after that date, subject to the terms and conditions in the underwriting agreement between the underwriters and us.

The underwriters propose to offer the notes from time to time for sale in one or more negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to the market prices at the time of the sale, or at negotiated prices. See “Underwriting.”

We have granted the underwriters an option to purchase, within the 30-day period from the date of this prospectus supplement, up to an additional $33,750,000 aggregate principal amount of the notes to cover over-allotments. The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, on or about August   , 2013.

Joint Book Running Managers

Wells Fargo Securities, LLC	Deutsche Bank Securities

The date of this prospectus supplement is August   , 2013.

About this Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” and in any free writing prospectus we have authorized for use in connection with this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Information By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus together with any free writing prospectus we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and in any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents in which such information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

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Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest. You should read this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. When used in this prospectus supplement, the terms “Web.com,” “issuer,” “we,” “our,” “us” and “the Company” refer to Web.com Group, Inc. and its consolidated subsidiaries, unless otherwise specified.

Company overview

We are a leading provider of a full line of internet services for small businesses and are a global domain name registrar. To meet the internet needs of small businesses anywhere along their lifecycle, we provide a full range of internet services to help them compete and succeed online. Web.com is a global domain registrar and further meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products, eCommerce solutions and call center services. Headquartered in Jacksonville, Florida, Web.com is a publicly traded company (Nasdaq: WWWW) serving approximately three million customers with approximately 1,900 employees in 16 locations in North America, South America and the United Kingdom.

Corporate information

Web.com was incorporated under the General Corporation Law of the State of Delaware on March 2, 1999, as WSI Systems, Inc. and subsequently changed its name to Website Pros, Inc. We offered common stock to the public for the first time on November 1, 2005 as Website Pros, Inc. (NASDAQ: WSPI) and began trading as Web.com (Nasdaq: WWWW) following our acquisition of the legacy Web.com business in September 2007. We changed our name to Web.com Group, Inc. in October 2008.

Our corporate address is 12808 Gran Bay Parkway West, Jacksonville, Florida 32258, and our telephone number is (904) 680-6600. Our website address is www.web.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement or free writing prospectus. Our website address is included in this document as an inactive textual reference only.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement. For a more detailed description of the notes, see “Description of Notes.” As used in this section, “we,” “our,” “us” and “the Company” refer to only Web.com Group, Inc. and not to any of its subsidiaries.

Issuer
Web.com Group, Inc., a Delaware corporation.
Securities
$225,000,000 aggregate principal amount of % Senior Convertible Notes due 2018 (plus up to an additional $33,750,000 aggregate principal amount of notes at the option of the underwriters solely to cover over-allotments).
Maturity
August 15, 2018, unless earlier redeemed, purchased or converted.
Interest
% per year. Interest will accrue from August , 2013 and will be payable semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2014.
All references to interest in this summary are deemed to include additional interest, if any, payable at our election as the sole remedy relating to failure to comply with our reporting obligations as described under “Description of Notes — Events of Default.”
Conversion Rights
Holders may convert their notes at their option prior to the close of business on the business day immediately preceding May 15, 2018 in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on December 31, 2013 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes — Conversion Rights — Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

• if we call any or all the notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or
• upon the occurrence of specified corporate events described under “Description of Notes — Conversion Rights — Conversion Upon Specified Corporate Events”.
On or after May 15, 2018, holders may convert all or a portion of their notes in multiples of $1,000 principal amount at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

The conversion rate for the notes is initially shares per $1,000 principal amount of notes (equal to an initial conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day (as described herein) in a 30 VWAP trading day observation period (as defined below under “Description of Notes — Conversion Rights — Settlement Upon Conversion”).
You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date, except in limited circumstances. Instead, interest will be deemed paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.
Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption
If and only to the extent a holder elects to convert its notes in connection with a make-whole fundamental change (as defined under “Description of Notes — Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption”) or a notice of redemption, we will, under certain circumstances, increase the conversion rate by a number of additional shares of common stock. The number of additional shares, if any, will be determined by reference to the table under “Description of Notes — Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption,” based on the effective date of the make-whole fundamental change or the date of the notice of redemption and the price paid (or deemed to be paid) per share of our common stock in such make-whole fundamental change or stock price prior to the notice of redemption, as described herein. See “Description of Notes — Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption.”
Optional Redemption
We may not redeem the notes prior to August 20, 2016. On or after August 20, 2016, we may redeem for cash all or part of the notes, at our option, if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period ending within five trading days immediately preceding the date on which we provide notice of redemption exceeds 130% of the applicable conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. We will give notice of any redemption not less than 45 nor more than 60 calendar days before the redemption date. See “Description of Notes — Optional Redemption.”

Fundamental Change
If a fundamental change (as defined under “Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes”) occurs at any time, subject to certain conditions, you will have the option to require us to purchase all or any portion of your notes for cash. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but not including, the fundamental change purchase date. See “Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes.”
Ranking
The notes will be our senior unsecured obligations and will be effectively junior to any of our existing and future secured indebtedness, including our borrowings under our first lien credit facility, to the extent of the value of the collateral securing such indebtedness, rank equally in right of payment with any of our existing and future senior indebtedness, rank senior in right of payment to any of our future subordinated indebtedness and be structurally subordinated to all liabilities of our subsidiaries (including trade payables).
As of June 30, 2013, we had an aggregate of approximately $669.9 million of senior indebtedness outstanding, all of which were borrowings under our first lien credit facility and to which the notes would be effectively junior to the extent of the value of the collateral securing such indebtedness, and approximately $218.5 million of which we expect to repay using a portion of the proceeds of this offering.
As of June 30, 2013, our subsidiaries had no significant indebtedness, other than guarantees of our indebtedness under our first lien credit facilities, to which the notes would be structurally subordinated.
The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.
Events of Default
Except as described under “Description of Notes — Events of Default,” if an event of default on the notes occurs, the principal amount of the notes, plus accrued and unpaid interest may be declared immediately payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default with respect to us.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $218.5 million (or $251.4 million if the underwriters’ over-allotment option is exercised in full), after deducting fees and estimated transaction expenses associated with the offering.
We intend to use the net proceeds from this offering to repay $43.0 million of indebtedness under our revolving credit facility and $175.5 million of indebtedness under our first lien term loans. See “Use of Proceeds.”
If the underwriters exercise their over-allotment option, we expect to use the net proceeds from the sale of the additional notes for the repayment of indebtedness under our first lien term loans.
Book Entry Form Only
The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities.
Absence of a Public Market for Notes
The notes are a new issue of securities for which there currently is no trading market. As a result, a market may not develop for the notes and the market price and liquidity of the notes may be adversely affected. We do not intend to apply for a listing of the notes on any securities exchange or any automated quotation system. While the underwriters may make a market in the notes, they are not obligated to do so and consequently any market making with respect to the notes may be discontinued at any time without notice.
NASDAQ Global Select Market Symbol for our Common Stock
Our common stock is listed on the NASDAQ Global Select Market under the symbol “WWWW.”
Trustee, Paying Agent and Conversion Agent
Wells Fargo Bank, National Association.
Material United States Federal Income Tax Considerations.
For certain U.S. federal income consequences of holding, disposing of and converting the notes, and holding and disposing of shares of our common stock, see “Material United States Federal Income Tax Considerations.”
Risk Factors
You should consider carefully all the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and set forth under “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2013 incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the notes.

Summary Consolidated Financial Data

The tables below present summary consolidated financial data. The summary consolidated financial data as of and for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 is derived from our audited consolidated financial statements. The summary consolidated financial data as of and for the six months ended June 30, 2013 and 2012 is derived from our unaudited consolidated financial statements. The unaudited consolidated financial statement data includes, in the opinion of management, all normal recurring adjustments that are necessary for a fair presentation of our financial position and results of operations for these periods. This information is only a summary and is not necessarily indicative of the results of our future operations. You should read this data in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report, quarterly reports and other information on file with the Securities and Exchange Commission, or SEC, that is incorporated by reference into this prospectus supplement.

	Six Months Ended June 30,		Year Ended December 31,
	2013(1,3)	2012(1,3)	2012(1,3,5)	2011(2,3,5)	2010(2,3,5)	2009	2008(4)
	(in thousands, except per share data)
Consolidated Statement of Comprehensive Loss:
Revenue	$235,994	$190,460	$407,646	$199,205	$120,289	$106,489	$120,114
Loss from operations	(577)	(29,784)	(36,010)	(40,767)	(14,536)	(93)	(97,077)
Net (loss) income from continuing operations	(56,247)	(48,838)	(122,217)	(12,509)	(6,648)	1,569	(96,380)
Income from discontinued operations	—	—	—	200	116	1,040	170
Net (loss) income	(56,247)	(48,838)	(122,217)	(12,309)	(6,532)	2,609	(96,210)
Basic net (loss) income from continuing operations per common share	$(1.16)	$(1.05)	$(2.61)	$(0.41)	$(0.26)	$0.06	$(3.52)
Basic net income from discontinued operations per common share	$—	$—	$—	$0.01	$—	$0.04	$0.01
Basic net (loss) income per common share	$(1.16)	$(1.05)	$(2.61)	$(0.40)	$(0.26)	$0.10	$(3.51)
Diluted net (loss) income from continuing operations per common share	$(1.16)	$(1.05)	$(2.61)	$(0.41)	$(0.26)	$0.06	$(3.52)
Diluted net income from discontinued operations per common share	$—	$—	$—	$0.01	$—	$0.04	$0.01
Diluted net (loss) income per common share	$(1.16)	$(1.05)	$(2.61)	$(0.40)	$(0.26)	$0.10	$(3.51)
Basic weighted average common shares outstanding	48,379	46,594	46,892	30,675	25,515	25,312	27,398
Diluted weighted average common shares outstanding	48,379	46,594	46,892	30,675	25,515	26,985	27,398

	As of June 30,		As of December 31,
	2013(1,3)	2012(1,3)	2012(1,3,5)	2011(2,3,5)	2010(2,3,5)	2009	2008(4)
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$16,799	$16,748	$15,181	$13,364	$16,307	$39,427	$34,127
Working capital (deficiency) surplus(5)	$(132,521)	$(115,524)	$(113,544)	$(78,843)	$(22,133)	$32,171	$23,971
Total assets	$1,292,586	$1,372,946	$1,327,979	$1,399,480	$299,489	$122,885	$122,495
Long-term debt	$654,406	$667,559	$688,140	$714,703	$93,623	$198	$—
Accumulated deficit	$(348,710)	$(219,084)	$(292,463)	$(170,246)	$(157,937)	$(151,405)	$(154,014)
Total stockholders’ equity	$115,797	$227,939	$161,613	$271,756	$103,607	$103,696	$99,293

(1)	The Consolidated Statement of Comprehensive Loss includes a $19.5 million and $42.0 million loss from extinguishing long-term debt during the six months ended June 30, 2013 and the year ended December 31, 2012, respectively. In addition, a $5.2 million gain from the sale of an equity method investment was also recorded during the six months ended June 30, 2012 and the year ended December 31, 2012. See Note 11, Long-Term Debt and Note 4, Sale of Equity Method Investment in our audited consolidated financial statements incorporated herein by reference and Note 5, Long-Term Debt, and Note 11, Sale of Equity Method Investment, in our unaudited consolidated financial statements incorporated herein by reference for more information on both of these transactions.
(2)	The 2011 Consolidated Statement of Comprehensive Loss and Consolidated Balance Sheet data above includes the acquisition of Net Sol Parent LLC (formerly known as GA-Net Sol Parent LLC), or

Network Solutions, from October 28, 2011 through December 31, 2011 and as of December 31, 2011, respectively. In addition, the 2010 Consolidated Statement of Comprehensive Loss and Consolidated Balance Sheet data above includes the acquisition of Register.com LP from July 30, 2010 through December 31, 2010 and as of December 31, 2010, respectively. For information on the unaudited pro forma combined condensed statement of operations for the two years ended December 31, 2011 and 2010, see Note 7, Business Combinations, in our audited financial statements incorporated herein by reference.
(3)	Included in the net loss for the six months ended June 30, 2013 and 2012 and the years ended December 31, 2012, 2011 and 2010, is tax expense of $18.3 million and tax benefits of $10.7 million, $16.7 million, $50.1, and $10.7 million, respectively.
(4)	Included in the net loss for the year ended December 31, 2008 is a goodwill and intangible asset impairment charge of $102.6 million. The primary reason for the impairment charge was the decline of the Company’s stock price during the fourth quarter of 2008.
(5)	The working capital deficiency at June 30, 2013 and 2012, December 31, 2012, 2011 and 2010 is due to the current portion of deferred revenue increases of $13.8 million, $34.2 million, $49.0 million, $105.5 million and $30.5 million, respectively, primarily arising from the October 27, 2011 acquisition of Network Solutions and the July 29, 2010 acquisition of Register.com LP. The change in current deferred revenue is primarily due to replacing deferred revenue that was written down for purchase accounting with post-acquisition deferred revenue that has been recorded at full contract value. In addition, the current portion of long term debt also increased by $9.3 million and $23.0 million as of June 30, 2013 and 2012, respectively, when compared to the amounts as of December 31, 2012 and 2011.

Ratio of Earnings to Fixed Charges

The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges or our deficiency of earnings to cover fixed charges. For the six months ended June 30, 2013, and the fiscal years ended December 31, 2012, 2011, 2010 and 2008, ratio information is not applicable due to the deficiency of earnings. This table is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus supplement is a part.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
	(In thousands, except ratio)
Ratio of earnings to fixed charges(1)	—	—	—	—	1.10	—
Deficiency of earnings available to cover fixed charges (in thousands)	$(18,723)	$(70,803)	$(37,813)	$(12,967)	$—	$(95,136)

(1)	Ratios of earnings to fixed charges that are less than one to one are not presented herein as the there is a deficiency in earnings available to cover fixed charges during the six months ended June 30, 2013 and the years ended December 31, 2012, 2011, 2010 and 2008.

Risk Factors

Investing in the notes involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. Prior to making a decision about investing in the notes you should carefully consider the risks described below with all of the other information included and incorporated by reference in this prospectus supplement. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business and operations. If any of the risks described below were to occur, our business, financial condition, operating results and cash flows could be materially and adversely affected. In such an event, the trading price of the notes could decline and you could lose all or part of your investment.

Risks related to our business and industry

In the future, we may be unable to generate sufficient cash flow to satisfy our debt service obligations.

As of June 30, 2013, we had $669.9 million of outstanding long-term debt. Our ability to generate cash flow from operations to make principal and interest payments on our debt will depend on our future performance, which will be affected by a range of economic, competitive and business factors. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may need to seek additional capital to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets or reducing or delaying capital investments and acquisitions. We cannot assure you that such additional capital or alternative financing will be available on favorable terms, if at all. Our inability to generate sufficient cash flow from operations or obtain additional capital or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

Our operating results are difficult to predict and fluctuations in our performance may result in volatility in the market price of our common stock.

Due to our evolving business model, and the unpredictability of our evolving industry, our operating results are difficult to predict. We expect to experience fluctuations in our operating and financial results due to a number of factors, such as:

•	our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ requirements;
•	the renewal rates and renewal terms for our services;
•	changes in our pricing policies;
•	the introduction of new services and products by us or our competitors;
•	our ability to hire, train and retain members of our sales force;
•	the rate of expansion and effectiveness of our sales force;
•	technical difficulties or interruptions in our services;
•	general economic conditions;
•	additional investment in our services or operations;
•	ability to successfully identify acquisition targets and integrate acquired businesses and technologies; and
•	our success in maintaining and adding strategic marketing relationships.

These factors and others all tend to make the timing and amount of our revenue unpredictable and may lead to greater period-to-period fluctuations in revenue than we have experienced historically. Additionally, in light of current global and U.S. economic conditions, we believe that our quarterly revenue and results of operations are likely to vary significantly in the future and that period-to-period comparisons of our operating results may not be meaningful. The results of one quarter may not be relied on as an indication of future performance. If our quarterly revenue or results of operations fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially.

We may expand through acquisitions of, or investments in, other companies or technologies, which may result in additional dilution to our stockholders and consume resources that may be necessary to sustain our business.

One of our business strategies is to acquire complementary services, technologies or businesses. In connection with one or more of those transactions, we may:

•	issue additional equity securities that would dilute our stockholders;
•	use cash that we may need in the future to operate our business; and
•	incur debt that could have terms unfavorable to us or that we might be unable to repay.

Business acquisitions also involve the risk of unknown liabilities associated with the acquired business. In addition, we may not realize the anticipated benefits of any acquisition, including securing the services of key employees. Incurring unknown liabilities or the failure to realize the anticipated benefits of an acquisition could seriously harm our business.

We rely heavily on the reliability, security, and performance of our internally developed systems and operations, and any difficulties in maintaining these systems may result in service interruptions, decreased customer service, or increased expenditures.

The software and workflow processes that underlie our ability to deliver our web services and products have been developed primarily by our own employees. The reliability and continuous availability of these internal systems are critical to our business, and any interruptions that result in our inability to timely deliver our web services or products, or that materially impact the efficiency or cost with which we provide these web services and products, would harm our reputation, profitability, and ability to conduct business. In addition, many of the software systems we currently use will need to be enhanced over time or replaced with equivalent commercial products, either of which could entail considerable effort and expense. If we fail to develop and execute reliable policies, procedures, and tools to operate our infrastructure, we could face a substantial decrease in workflow efficiency and increased costs, as well as a decline in our revenue.

We have a risk of system and internet failures, which could harm our reputation, cause our customers to seek reimbursement for services paid for and not received, and cause our customers to seek another provider for services.

We must be able to operate the systems that manage our network around the clock without interruption. Our operations depend upon our ability to protect our network infrastructure, equipment, and customer files against damage from human error, fire, earthquakes, hurricanes, floods, power loss, telecommunications failures, sabotage, intentional acts of vandalism and similar events. Our networks are currently subject to various points of failure. For example, a problem with one of our routers (devices that move information from one computer network to another) or switches could cause an interruption in the services that we provide to some or all of our customers. In the past, we have experienced periodic interruptions in service. We have also experienced, and in the future we may again experience, delays or interruptions in service as a result of the accidental or intentional actions of internet users, current and former employees, or others. Any future interruptions could:

•	cause customers or end users to seek damages for losses incurred;
•	require us to replace existing equipment or add redundant facilities;
•	damage our reputation for reliable service;
•	cause existing customers to cancel their contracts; or
•	make it more difficult for us to attract new customers.

If our security measures are breached, our services may be perceived as not being secure, and our business and reputation could suffer.

Our web services involve the storage and transmission of our customers’ proprietary information. It is critical to our business strategy that our facilities and infrastructure remain secure and are perceived by the marketplace to be secure. Although we employ data encryption processes, intrusion detection systems, and other internal control procedures to assure the security of our customers’ data, we cannot guarantee that these measures will be sufficient for this purpose. If our security measures are breached as a result of third-party action, employee error or otherwise, and as a result our customers’ data becomes available to unauthorized parties, we could incur liability and our reputation would be damaged, which could lead to the loss of current and potential customers. If we experience any breaches of our network security or sabotage, we might be required to expend significant capital and other resources to remedy, protect against or alleviate these and related problems, and we may not be able to remedy these problems in a timely manner, or at all. Because techniques used by outsiders to obtain unauthorized network access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures.

We have had past security breaches, and, although they did not have a material adverse effect on our operating results, there can be no assurance of a similar result in the future. Our users have been and will continue to be targeted by parties using fraudulent “spoof” and “phishing” emails to misappropriate personal information or to introduce viruses or other malware through “trojan horse” programs to our users’ computers. These emails appear to be legitimate emails sent by us, but direct recipients to fake websites operated by the sender of the email or request that the recipient send a password or other confidential information through email or download malware. Despite our efforts to mitigate “spoof” and “phishing” emails through product improvements and user education, “spoof” and “phishing” activities remain a serious problem that may damage our brands, discourage use of our websites and services and increase our costs.

If internet usage does not grow or if the internet does not continue to be the standard for eCommerce, our business may suffer.

Our success depends upon the continued development and acceptance of the internet as a widely used medium for eCommerce and communication. Rapid growth in the uses of, and interest in, the internet is a relatively recent phenomenon and its continued growth cannot be assured. A number of factors could prevent continued growth, development and acceptance, including:

•	the unwillingness of companies and consumers to shift their purchasing from traditional vendors to online vendors;
•	the internet infrastructure may not be able to support the demands placed on it, and its performance and reliability may decline as usage grows;
•	security and authentication issues may create concerns with respect to the transmission over the internet of confidential information; and
•	privacy concerns, including those related to the ability of websites to gather user information without the user’s knowledge or consent, may impact consumers’ willingness to interact online.

Any of these issues could slow the growth of the internet, which could limit our growth and revenues.

If we cannot adapt to technological advances, our web services and products may become obsolete and our ability to compete would be impaired.

Changes in our industry occur very rapidly, including changes in the way the internet operates or is used by small businesses and their customers. As a result, our web services and products could become obsolete quickly. The introduction of competing products employing new technologies and the evolution of new industry standards could render our existing products or services obsolete and unmarketable. To be successful, our web services and products must keep pace with technological developments and evolving industry standards, address the ever-changing and increasingly sophisticated needs of our customers, and achieve market acceptance. If we are unable to develop new web services or products, or enhancements to our web services or products, on a timely and cost-effective basis, or if our new web services or products or enhancements do not achieve market acceptance, our business would be seriously harmed.

Providing web services and products to small businesses designed to allow them to internet-enable their businesses is a fragmented and changing market; if this market fails to grow, we will not be able to grow our business.

Our success depends on a significant number of small business outsourcing website design, hosting, and management as well as adopting other online business solutions. The market for our web services and products is relatively fragmented and constantly changing. Custom website development has been the predominant method of internet enablement, and small businesses may be slow to adopt our template-based web services and products. Further, if small businesses determine that having an online presence is not giving their businesses an advantage, they would be less likely to purchase our web services and products. If the market for our web services and products fails to grow or grows more slowly than we currently anticipate, or if our web services and products fail to achieve widespread customer acceptance, our business would be seriously harmed.

Our failure to build brand awareness quickly could compromise our ability to compete and to grow our business.

As a result of the highly competitive nature of our market, and the likelihood that we may face competition from new entrants with well established brands, we believe our own brand name recognition and reputation are important. If we do not continue to build brand awareness quickly, we could be placed at a competitive disadvantage to companies whose brands are more recognizable than ours.

A portion of our web services are sold on a month-to-month basis, and if our customers are unable or choose not to subscribe to our web services, our revenue may decrease.

A portion of our web service offerings are sold pursuant to month-to-month subscription agreements and our customers generally can cancel their subscriptions to our web services at any time with little or no penalty.

There are a variety of factors, which have in the past led, and may in the future lead, to a decline in our subscription renewal rates. These factors include the cessation of our customers’ businesses, the overall economic environment in the United States and its impact on small businesses, the services and prices offered by us and our competitors, and the evolving use of the internet by small businesses. If our renewal rates are low or decline for any reason, or if customers demand renewal terms less favorable to us, our revenue may decrease, which could adversely affect our financial performance.

We were not profitable for the three or six months ended June 30, 2013 or for the years ended December 31, 2012, 2011 and 2010 and we may not become or stay profitable in the future.

We were not profitable for the three or six months ended June 30, 2013 or for the years ended December 31, 2012, 2011 and 2010, and may not be profitable in future years. As of June 30, 2013, we had an accumulated deficit of approximately $348.7 million. We expect that our expenses relating to the sale and marketing of our web services, technology improvements and general and administrative functions, as well as the costs of operating and maintaining our technology infrastructure, will increase in the future. Accordingly, we will need to increase our revenue to be able to again achieve and, if achieved, to later maintain profitability. We may not be able to reduce in a timely manner or maintain our expenses in response to any decrease in our revenue, and our failure to do so would adversely affect our operating results and our level of profitability.

Weakened global economic conditions may harm our industry, business and results of operations.

Our overall performance depends in part on worldwide economic conditions, which may remain challenging for the foreseeable future. Global financial developments seemingly unrelated to us or our industry may harm us. The United States and other key international economies have been impacted by falling demand for a variety of goods and services, poor credit, restricted liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies, and overall uncertainty with respect to the economy. These conditions affect spending and could adversely affect our customers’ ability or willingness to purchase our service, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscriptions, or affect renewal rates, all of which could harm our operating results.

Our existing and target customers are small businesses. These businesses maybe more likely to be significantly affected by economic downturns than larger, more established businesses. For instance, a financial crisis affecting the banking system or financial markets or the possibility that financial institutions may consolidate or go out of business would result in a tightening in the credit markets, which could limit our customers’ access to credit. Additionally, these customers often have limited discretionary funds, which they may choose to spend on items other than our web services and products. If small businesses experience economic hardship, or if they behave more conservatively in light of the general economic environment, they may be unwilling or unable to expend resources to develop their online presences, which would negatively affect the overall demand for our services and products and could cause our revenue to decline.

If we fail to comply with the established rules of credit card associations, we will face the prospect of financial penalties and could lose our ability to accept credit card payments from customers, which would have a material adverse effect on our business, financial condition and results of operations.

A substantial majority of our revenue originates from online credit card transactions. Under credit card association rules, penalties may be imposed at the discretion of the association. Any such potential penalties would be imposed on our credit card processor by the association. Under our contract with our processor, we are required to reimburse our processor for such penalties. We face the risk that one or more credit card associations may, at any time, assess penalties against us or terminate our ability to accept credit card payments from customers, which would have a material adverse effect on our business, financial condition and results of operations. For example, under current credit card industry practices, we are liable for fraudulent and disputed credit card transactions because we do not obtain the cardholder’s signature at the time of the transaction, even though the financial institution issuing the credit card may have authorized the transaction.

Charges to earnings resulting from acquisitions may adversely affect our operating results.

One of our business strategies is to acquire complementary services, technologies or businesses and we have a history of such acquisitions. Under applicable accounting, we allocate the total purchase price of a particular acquisition to an acquired company’s net tangible assets and intangible assets based on their fair values as of the date of the acquisition, and record the excess of the purchase price over those fair values as goodwill. Our management’s estimates of fair value are based upon assumptions believed to be reasonable but are inherently uncertain. Going forward, the following factors, among others, could result in material charges that would adversely affect our financial results:

•	impairment of goodwill;
•	charges for the amortization of identifiable intangible assets and for stock-based compensation;
•	accrual of newly identified pre-merger contingent liabilities that are identified subsequent to the finalization of the purchase price allocation; and
•	charges to eliminate certain of our pre-merger activities that duplicate those of the acquired company or to reduce our cost structure.

Additional costs may include costs of employee redeployment, relocation and retention, including salary increases or bonuses, accelerated amortization of deferred equity compensation and severance payments, reorganization or closure of facilities, taxes and termination of contracts that provide redundant or conflicting services. Some of these costs may have to be accounted for as expenses that would decrease our net income and earnings per share for the periods in which those adjustments are made.

The failure to integrate successfully the businesses of Web.com and an acquired company, if any, in the future within the expected timeframe would adversely affect the combined company’s future results.

One of our business strategies is to acquire complimentary services, technologies or businesses. The success of any future acquisition will depend, in large part, on the ability of the combined company to realize the anticipated benefits, including annual net operating synergies, from combining the businesses of Web.com and the acquired company. To realize these anticipated benefits, the combined company must successfully integrate the businesses of Web.com and an acquired company. This integration will be complex and time consuming.

The failure to integrate successfully and to manage successfully the challenges presented by the integration process may result in the combined company’s failure to achieve some or all of the anticipated benefits of the acquisition.

Potential difficulties that may be encountered in the integration process include the following:

•	lost sales and customers as a result of customers of either of the two companies deciding not to do business with the combined company;
•	complexities associated with managing the larger, more complex, combined business;
•	integrating personnel from the two companies while maintaining focus on providing consistent, high quality services and products;
•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the acquisition; and
•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the acquisition and integrating the companies’ operations.

Successful integration of Web.com’s and an acquired company’s operations, products and personnel may place a significant burden on the combined company’s management and internal resources. Challenges of integration include the combined company’s ability to incorporate acquired products and business technology into its existing product offerings, and its ability to sell the acquired products through Web.com’s existing or acquired sales channels. Web.com may also experience difficulty in effectively integrating the different cultures and practices of the acquired company, as well as in assimilating its’ broad and geographically dispersed personnel. Further, the difficulties of integrating the acquired company could disrupt the combined company’s ongoing business, distract its management focus from other opportunities and challenges, and increase the combined company’s expenses and working capital requirements. The diversion of management attention and any difficulties encountered in the transition and integration process could harm the combined company’s business, financial condition and operating results.

We may not realize the anticipated benefits from an acquisition.

Acquisitions involve the integration of companies that have previously operated independently. We expect that acquisitions may result in financial and operational benefits, including increased revenue, cost savings and other financial and operating benefits. We cannot be certain, however, that we will be able to realize increased revenue, cost savings or other benefits from any acquisition, or, to the extent such benefits are realized, that they are realized timely or to the same degree as we anticipated. Integration may also be difficult, unpredictable, and subject to delay because of possible cultural conflicts and different opinions on product roadmaps or other strategic matters. We may integrate or, in some cases, replace, numerous systems, including those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll and regulatory compliance, many of which may be dissimilar. Difficulties associated with integrating an acquisition’s service and product offering into ours, or with integrating an acquisition’s operations into ours, could have a material adverse effect on the combined company and the market price of our common stock.

Our business depends in part on our ability to continue to provide value-added web services and products, many of which we provide through agreements with third parties. Our business will be harmed if we are unable to provide these web services and products in a cost-effective manner.

A key element of our strategy is to combine a variety of functionalities in our web service offerings to provide our customers with comprehensive solutions to their online presence needs, such as internet search optimization, local yellow pages listings, and eCommerce capability. We provide many of these services through arrangements with third parties, and our continued ability to obtain and provide these services at a low cost is central to the success of our business. For example, we currently have agreements with several service providers that enable us to provide, at a low cost, internet yellow pages advertising. However, these agreements may be terminated on short notice, typically 30 to 90 days, and without penalty. If any of these third parties were to terminate their relationships with us, or to modify the economic terms of these arrangements, we could lose our ability to provide these services at a cost-effective price to our customers, which could cause our revenue to decline or our costs to increase.

Our data centers are maintained by third parties. A disruption in the ability of one of these service providers to provide service to us could cause a disruption in service to our customers.

A substantial portion of the network services and computer servers we utilize in the provision of services to customers are housed in data centers owned by other service providers. In particular, a significant number of our servers are housed in data centers in Atlanta, Georgia; Jacksonville, Florida; and Sterling, Virginia. We obtain internet connectivity for those servers, and for the customers who rely on those servers, in part through direct arrangements with network service providers and in part indirectly through the owners of those data centers. We also utilize other third-party data centers in other locations. In the future, we may house other servers and hardware items in facilities owned or operated by other service providers.

A disruption in the ability of one of these service providers to provide service to us could cause a disruption in service to our customers. A service provider could be disrupted in its operations through a number of contingencies, including unauthorized access, computer viruses, accidental or intentional actions, electrical disruptions, and other extreme conditions. Although we believe we have taken adequate steps to protect our business through contractual arrangements with our service providers, we cannot eliminate the risk of a disruption in service resulting from the accidental or intentional disruption in service by a service provider. Any significant disruption could cause significant harm to us, including a significant loss of customers. In addition, a service provider could raise its prices or otherwise change its terms and conditions in a way that adversely affects our ability to support our customers or could result in a decrease in our financial performance.

We face intense and growing competition. If we are unable to compete successfully, our business will be seriously harmed.

The market for our web services and products is highly competitive and is characterized by relatively low barriers to entry. Our competitors vary in terms of their size and what services they offer. We encounter competition from a wide variety of company types, including:

•	website design and development service and software companies;
•	internet service providers and application service providers;
•	internet search engine providers;
•	local business directory providers;
•	website domain name providers and hosting companies; and
•	eCommerce platform and service providers.

In addition, due to relatively low barriers to entry in our industry, we expect the intensity of competition to increase in the future from both established and emerging companies. Increased competition may result in reduced gross margins, the loss of market share, or other changes which could seriously harm our business. We also expect that competition will increase as a result of industry consolidations and formations of alliances among industry participants.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, greater brand recognition and, we believe, a larger installed base of customers. These competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sale of their services and products than we can. If we fail to compete successfully against current or future competitors, our revenue could increase less than anticipated or decline and our business could be harmed.

Our business could be affected by new governmental regulations regarding the internet.

To date, government regulations have not materially restricted use of the internet in most parts of the world. The legal and regulatory environment pertaining to the internet, however, is uncertain and may change. New laws may be passed, existing but previously inapplicable or unenforced laws may be deemed to apply to the internet or regulatory agencies may begin to rigorously enforce such formerly unenforced laws, or existing legal safe harbors may be narrowed, both by U.S. federal or state governments and by governments of foreign jurisdictions. These changes could affect:

•	the liability of online resellers for actions by customers, including fraud, illegal content, spam, phishing, libel and defamation, infringement of third-party intellectual property and other abusive conduct;
•	other claims based on the nature and content of internet materials;
•	user privacy and security issues;
•	consumer protection;
•	sales taxes by the states in which we sell certain of our products and other taxes, including the value-added tax of the European Union member states, which could impact how we conduct our business by requiring us to set up processes to collect and remit such taxes and could increase our sales audit risk;
•	characteristics and quality of services; and
•	cross-border eCommerce.

The adoption of any new laws or regulations, or the application or interpretation of existing laws or regulations to the internet, could hinder growth in use of the internet and online services generally, and decrease acceptance of the internet and online services as a means of communications, ecommerce and advertising. In addition, such changes in laws could increase our costs of doing business, subject our business to increased liability or prevent us from delivering our services over the internet, thereby harming our business and results of operations.

We could become involved in claims, lawsuits or investigations that may result in adverse outcomes.

We may become involved in claims, such as lawsuits and investigations, involving but not limited to general business, patents, or employee matters. Such proceedings may initially be viewed as immaterial but could prove to be material. Litigation is inherently unpredictable, and excessive verdicts do occur. Adverse outcomes in lawsuits and investigations could result in significant monetary damages, including indemnification payments, or injunctive relief that could adversely affect our ability to conduct our business and may have a material adverse effect on our financial condition and results of operations. Given the inherent uncertainties in litigation, even when we are able to reasonably estimate the amount of possible loss or range of loss and therefore record an aggregate litigation accrual for probable and reasonably estimable loss contingencies, the accrual may change in the future due to new developments or changes in approach. In addition, such investigations, claims and lawsuits could involve significant expense and diversion of management’s attention and resources from other matters.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, or at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new services and products or enhance our existing web services, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds, in addition to the notes being offered in this financing.

The global financial crisis, which included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit and substantial reductions or fluctuations in equity and currency values worldwide, may make it difficult for us to obtain additional financing on terms favorable to us, if at all. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock or the notes. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

The Company’s ability to use its net operating loss (NOL) carry forwards to offset future taxable income for U.S. federal income tax purposes may be limited if taxable income does not reach a sufficient level, or as a result of a change in control which could limit available NOLs.

As of December 31, 2012, the Company has Federal net operating loss carry forwards (“NOLs”) of approximately $300.4 million (excluding $30.8 million related to excess tax benefits for stock-based compensation tax deductions in excess of book compensation which will be credited to additional paid-in capital when such deductions reduce taxes payable, as determined on a “with-and-without” basis) available to offset future taxable income which expire between 2020 and 2032. The NOLs are subject to various limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the Company estimates that at least $246.8 million of the NOLs will be available during the carry forward period based on our existing Section 382 limitations. As of December 31, 2012, our valuation allowance includes $117.4 million of these NOLs as it is not more likely than not that this portion of the NOLs will be realized based on the expected reversals of our existing deferred tax liabilities and current Section 382 limits.

Section 382 of the Code imposes an annual limitation on the amount of post-ownership change taxable income generated that may be offset with pre-ownership change NOLs of the corporation that experiences an ownership change. The limitation imposed by Section 382 of the Code for any post-ownership change year generally would be determined by multiplying the value of such corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may, under certain circumstances, be increased by built-in gains or reduced by built-in losses in the assets held by such corporation at the time of the ownership change.

If the Company experiences any future “ownership change” as defined in Section 382 of the Code, the Company’s ability to utilize its NOLs could be further limited depending on several factors, including but not limited to, the amount of taxable income generated during any post-ownership change year and the annual limitation discussed above. Similar results could apply to our state NOLs because the states in which we operate generally follow Section 382.

Additionally, the Company’s ability to use its NOLs will also depend on the amount of taxable income generated in future periods. The NOLs may expire before the Company can generate sufficient taxable income to utilize the NOLs.

Any growth could strain our resources and our business may suffer if we fail to implement appropriate controls and procedures to manage our growth.

Growth in our business may place a strain on our management, administrative, and sales and marketing infrastructure. If we fail to successfully manage our growth, our business could be disrupted, and our ability to operate our business profitably could suffer. Growth in our employee base may be required to expand our customer base and to continue to develop and enhance our web service and product offerings. To manage growth of our operations and personnel, we would need to enhance our operational, financial, and management controls and our reporting systems and procedures. This would require additional personnel and capital investments, which would increase our cost base. The growth in our fixed cost base may make it more difficult for us to reduce expenses in the short term to offset any shortfalls in revenue.

If we fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial results, which could cause our stock price to fall or result in our stock being delisted.

Effective internal controls are necessary for us to provide reliable and accurate financial reports. We will need to devote significant resources and time to comply with the requirements of Sarbanes-Oxley with respect to internal control over financial reporting. In addition, Section 404 under Sarbanes-Oxley requires that we assess and our auditors attest to the design and operating effectiveness of our internal control over financial reporting. Our ability to comply with the annual internal control report requirement for our fiscal year ending on December 31, 2013 will depend on the effectiveness of our financial reporting and data systems and controls across our company and our operating subsidiaries. We expect these systems and controls to become increasingly complex as we integrate acquisitions and our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial, and management controls and our reporting systems and procedures. Any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results or cause us to fail to meet our financial reporting obligations, which could adversely affect our business and jeopardize our listing on the NASDAQ Global Select Market, either of which would harm our stock price.

We are dependent on our executive officers, and the loss of any key member of this team may compromise our ability to successfully manage our business and pursue our growth strategy.

Our future performance depends largely on the continuing service of our executive officers and senior management team, especially that of David Brown, our Chief Executive Officer. Our executives are not contractually obligated to remain employed by us. Accordingly, any of our key employees could terminate their employment with us at any time without penalty and may go to work for one or more of our competitors after the expiration of their non-compete period. The loss of one or more of our executive officers could make it more difficult for us to pursue our business goals and could seriously harm our business.

Our business could be materially harmed if the administration and operation of the internet no longer rely upon the existing domain system.

The domain registration industry continues to develop and adapt to changing technology. This development may include changes in the administration or operation of the internet, including the creation and institution of alternate systems for directing internet traffic without the use of the existing domain system. The widespread acceptance of any alternative systems could eliminate the need to register a domain to establish an online presence and could materially adversely affect our business, financial condition and results of operations.

We may be unable to protect our intellectual property adequately or cost-effectively, which may cause us to lose market share or otherwise harm our competitive position.

Our success depends, in part, on our ability to protect and preserve the proprietary aspects of our technology, web services, and products. If we are unable to protect our intellectual property, our competitors could use our intellectual property to market services and products similar to those offered by us, which could decrease demand for our web services and products. We may be unable to prevent third parties from using our proprietary assets without our authorization. We do not currently rely on patents to protect all of our core intellectual property. To protect, control access to, and limit distribution of our intellectual property, we generally enter into confidentiality and proprietary inventions agreements with our employees, and confidentiality or license agreements with consultants, third-party developers, and customers. We also rely on copyright, trademark, and trade secret protection. However, these measures afford only limited protection and may be inadequate. Enforcing our rights to our technology could be costly, time-consuming and distracting. Additionally, others may develop non-infringing technologies that are similar or superior to ours. Any significant failure or inability to adequately protect our proprietary assets will harm our business and reduce our ability to compete.

Our growth will be adversely affected if we cannot continue to successfully retain, hire, train, and manage our key employees, particularly in the telesales and customer service areas.

Our ability to successfully pursue our growth strategy will depend on our ability to attract, retain, and motivate key employees across our business. We have many key employees throughout our organization that do not have non-competition agreements and may leave to work for a competitor at any time. In particular, we are substantially dependent on our telesales and customer service employees to obtain and service new customers. Competition for such personnel and others can be intense, and there can be no assurance that we will be able to attract, integrate, or retain additional highly qualified personnel in the future. In addition, our ability to achieve significant growth in revenue will depend, in large part, on our success in effectively training sufficient personnel in these two areas. New hires require significant training and in some cases may take several months before they achieve full productivity, if they ever do. Our recent hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we have our facilities. If we are not successful in retaining our existing employees, or hiring, training and integrating new employees, or if our current or future employees perform poorly, growth in the sales of our services and products may not materialize and our business will suffer.

Impairment of goodwill and other intangible assets would result in a decrease in earnings.

Current accounting rules require that goodwill and other intangible assets with indefinite useful lives may not be amortized, but instead must be tested for impairment at least annually. These rules also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We have substantial goodwill and other intangible assets, and we would be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or intangible assets is determined. Any impairment charges or changes to the estimated amortization periods could have a material adverse effect on our financial results.

We have indebtedness which could adversely affect our financial position.

As of June 30, 2013, we had approximately $669.9 million of secured indebtedness under our first lien credit facility. Our indebtedness may:

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;
•	limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;
•	require us to use a substantial portion of our cash flow from operations to make debt service payments;
•	limit our flexibility to plan for, or react to, changes in our business and industry;
•	place us at a competitive disadvantage compared to our less leveraged competitors; and
•	increase our vulnerability to the impact of adverse economic and industry conditions.

Our ability to meet our debt service obligations will depend on our future performance, which will be subject to financial, business, and other factors affecting its operations, many of which are beyond our control.

Covenants under our first lien credit facility restrict our business in many ways and if we do not effectively manage our covenants, our financial condition and results of operations could be adversely affected. Our agreements governing our first lien credit facility contain various covenants that limit our ability and/or our subsidiaries’ ability to, among other things:

•	incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;
•	issue redeemable preferred stock;
•	pay dividends or distributions or redeem or repurchase capital stock;
•	prepay, redeem or repurchase certain debt;

•	make loans, investments and capital expenditures;
•	enter into agreements that restrict distributions from our subsidiaries;
•	sell assets and capital stock of our subsidiaries;
•	enter into certain transactions with affiliates; and
•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

In addition, we are required to maintain specified financial ratios under our first lien credit facility. Our ability to meet those financial ratios can be affected by events beyond our control, and we may be unable to meet those ratios. A breach of any of these covenants could result in a default under our first lien credit facility and/or our other indebtedness, which could in turn result in an acceleration of a substantial portion of our indebtedness. In such event, we may be unable to repay all of the amounts that would become due under our indebtedness. If we were unable to repay those amounts, the lenders under our first lien credit facility could proceed against the collateral granted to them to secure that indebtedness. In any case, if a significant portion of our debt was accelerated, we might be forced to seek bankruptcy protection.

Risks Related to an Investment in the Notes and our Common Stock

The notes will be effectively junior to any of our existing and future secured indebtedness, including borrowings under our first lien credit facility to the extent of the collateral securing such indebtedness.

The notes will be our senior unsecured obligations and will be effectively junior to any of our existing and future secured indebtedness, including our borrowings under our first lien credit facility, to the extent of the value of the collateral securing such indebtedness; rank equally in right of payment with any of our existing and future senior indebtedness; rank senior in right of payment to any of our future subordinated indebtedness; and be structurally subordinated to all liabilities of our subsidiaries (including trade payables). As of June 30, 2013, we had an aggregate of approximately $669.9 million of senior indebtedness outstanding, all of which were borrowings under our first lien credit facility and to which the notes would be effectively junior to the extent of the value of the collateral securing such indebtedness, and approximately $218.5 million of which we expect to repay using a portion of the proceeds of this offering. Our obligations under the first lien credit facility are guaranteed by certain of our domestic subsidiaries and secured, subject to customary permitted liens and other agreed upon exceptions, by a first priority pledge of all of the equity interests of certain of our direct and indirect subsidiaries, and a first priority interest in substantially all of our and the subsidiary guarantors’ assets, except to the extent the pledge of capital stock of a foreign subsidiary would result in adverse tax consequences.As of June 30, 2013, our subsidiaries had no significant indebtedness, other than guarantees of our indebtedness under our first lien credit facilities, to which the notes would be structurally subordinated. See “Description of Certain Other Indebtedness.” In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure the obligations under the first lien credit facility and other secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

We are a holding company. Substantially all of our business is conducted through our subsidiaries. Our ability to repay debt, including the notes, depends on the performance of our subsidiaries and their ability to make distributions to us. Claims of holders will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee the notes.

We are a holding company. Substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is principally dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. The notes will not be guaranteed by any of our subsidiaries. Accordingly, none of our subsidiaries is obligated to pay any amounts due on the notes or make funds available to us for payment on the notes. Distributions to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. In addition, any payment of dividends, distributions or loans by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions.

We cannot assure you that the agreements governing any existing or future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.

Because our subsidiaries will not guarantee the notes, claims of holders of the notes will be structurally subordinated to the claims of creditors of our subsidiaries, including trade creditors and our first lien credit facility. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor may be subject to equitable subordination and in any case, would be junior to any security interest in the assets of our subsidiaries granted to another creditor and any indebtedness of our subsidiaries senior to indebtedness held by us.

Because we have made only limited covenants in the indenture for the notes, and the terms of the notes do not provide protection against some types of important corporate events, these limited covenants and protections against certain types of important corporate events may not protect your investment.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•	limit our subsidiaries’ ability to incur indebtedness, which would effectively rank senior to the notes;
•	limit our ability to incur secured indebtedness that would be effectively senior to the notes to the extent of the value of the assets securing the indebtedness;
•	limit our ability to incur indebtedness that ranks equally in right of payment with the notes;
•	restrict our subsidiaries’ ability to issue securities that would be senior to the equity interests of our subsidiaries that we hold;
•	restrict our ability to repurchase or prepay our securities; or
•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but would not constitute a “fundamental change” that permits holders to require us to purchase their notes. For these reasons, you should not consider the covenants in the indenture or the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

We may not have the ability to raise the funds necessary to settle conversion of the notes or to purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right to require us to purchase the notes upon the occurrence of a fundamental change at 100% of their principal amount plus accrued and unpaid interest, as described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the notes being converted as described under “Description of Notes — Conversion Rights — Settlement Upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make purchases of tendered notes or pay or pay and deliver our conversion obligation with respect to notes being converted. In addition, our ability to purchase the notes may be limited by law, by regulatory authority or by the agreements governing our future indebtedness. Our failure to purchase tendered notes at a time when the purchase is required by the indenture or to pay any cash payable upon future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default or require a prepayment under, or result in the acceleration of the maturity or purchase of, our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the notes.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed for the remainder of that day and the following day only if the order price is above the then current national best bid, subject to certain limited exceptions. Because our common stock is a “covered security,” these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

On June 1, 2012, the SEC, jointly with the national securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”), established the “Limit Up-Limit Down” mechanism which prevents trades in individual listed equity securities from occurring outside of specific price bands during regular trading hours. If trading is unable to occur within those price bands for more than 15 seconds, there would be a five-minute trading pause. The exchanges and FINRA implemented this change on April 8, 2013. The SEC approved the proposal for a one-year pilot period, during which the exchanges, FINRA, and the SEC will assess its operation and consider whether any modifications are appropriate. A second initiative will change existing stock exchange and FINRA rules that establish a market-wide circuit breaker system. The existing market-wide circuit breaker system provides for specified market-wide halts in trading of stock for certain periods following specified market declines. The changes will lower the percentage-decline thresholds for triggering a market-wide trading halt and shorten the amount of time that trading is halted. Market declines under the new system will be measured by reference to the S&P 500 Index rather than the Dow Jones Industrial Average, and the trigger thresholds will be calculated daily rather than quarterly. The changes to the market-wide circuit breaker system are effective for a one-year pilot basis from April 8, 2013. The potential restrictions on trading imposed by the Limit Up-Limit Down plan and the market-wide circuit breaker system may interfere with the ability of investors in, and potential purchasers of, the notes to effect short sales in ordinary shares and conduct an exchangeable arbitrage strategy.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act on July 21, 2010 also introduces regulatory uncertainty that may impact trading activities relevant to the notes. As a result of this legislation, certain interest rate swaps and credit default swaps are currently required to be cleared through regulated clearinghouses. Certain other swaps and security-based swaps are likely going to be required to be cleared through regulated clearinghouses in the future. In addition, certain swaps and security-based swaps will be required to be traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements. In addition, certain market participants are required to comply with public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. Public reporting requirements will also apply with respect to security-based swaps in the future. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to maintain a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, between July 2008 and September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act, could similarly adversely affect the trading price and the liquidity of the notes.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition.

In the event a conversion contingency is triggered, holders of the notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes — Conversion Rights.” If one or more holders elects to convert their notes, unless we have elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional shares), we would be required to settle a portion of or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, if the method of settlement effective during the period reflected in the financial statements is cash settlement or combination settlement, we would be required under applicable accounting rules to reclassify all of the outstanding principal of the notes as a current rather than long-term liability in such financial statements, which would result in a material reduction of our net working capital.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding May 15, 2018, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes in the offering and prior to such date. In addition, the inability to freely convert may also adversely affect the trading price of the notes and your ability to sell the notes.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock to satisfy our conversion obligation. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each of the 30 VWAP trading days during the observation period. We will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date if we elect to deliver solely shares of our common stock or the third business day immediately following the last trading day of the applicable observation period if we elect to pay solely cash or pay and deliver a combination of cash and shares of our common stock. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of the consideration you receive will be adversely affected. See “Description of Notes — Conversion rights — Settlement Upon Conversion.”

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or notice of redemption may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to maturity or we give notice to the holders of our intent to redeem the notes, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or notice of redemption. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the date upon which we give a notice of redemption and the price paid (or deemed paid) per share of our common stock in such transaction, as described below under “Description of Notes — Conversion Rights — Adjustment to Conversion Rate upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption.” The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change or notice of redemption may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $     per share or less than $     per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed      shares per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.”

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change or notice of redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes —  Conversion Rights — Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash or in an acquisition, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, the holders would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes. In addition, not all transactions that require us to offer to repay amounts outstanding under our first lien credit facility will require us to offer to purchase the notes offered hereby.

There is no public market for the notes, which could limit their market price or your ability to sell them.

The notes are a new issue of securities for which there currently is no trading market. As a result, a market may not develop for the notes and you may not be able to sell your notes. Any notes that are traded after their initial issuance may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system. While the underwriters may make a market in the notes they are not required to do so and consequently any market making with respect to the notes may be discontinued at any time without notice. Even if the underwriters make a market in the notes the liquidity of such a market may be limited. See “Underwriting.”

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income or increased net loss in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash may be accounted for utilizing the treasury stock method, the effect of which is that the shares that would be issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit our use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share may be adversely affected.

Our stock price could be extremely volatile and, as a result, you may not be able to resell any shares or notes you acquire or hold at or above the price you paid for them.

The market price for our common stock has varied between a high of $29.48 on August 2, 2013 and a low of $13.58 on November 15, 2012 in the twelve month period ended August 7, 2013. In addition, the stock market in general has been highly volatile. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our operating performance or prospects, and could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus and others such as:

•	variations in our operating performance and the performance of our competitors;
•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;
•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we our competitors may give to the market;
•	additions and departures of key personnel;
•	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;
•	the passage of legislation or other regulatory developments affecting us or our industry;
•	speculation in the press or investment community;
•	possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us;
•	the conversion of some or all of the notes and any sales in the public market of shares of our common stock issued upon conversion of the notes;
•	hedging or arbitrage trading activity that may develop involving our common stock and arbitrage strategies employed or that may be employed by investors in the notes;
•	changes in accounting principles;
•	terrorist acts, acts of war or periods of widespread civil unrest;
•	natural disasters and other calamities; and
•	changes in general market and economic conditions.

As we operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our products, or to a lesser extent our markets. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Because the notes are convertible into shares of our common stock, volatility or depressed prices of our common stock could have a similar effect on the trading price of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.

Changes in our credit ratings or the debt markets may adversely impact the market price of the notes or our common stock.

The price for the notes will also depend on a number of other factors, including:

•	our credit ratings with major credit rating agencies;
•	the prevailing interest rates being paid by other companies that investors consider to be comparable to us;
•	the market price of any other debt securities we may issue;
•	our financial condition, operating results and future prospects; and
•	the overall condition of the financial markets and global and domestic economies.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us, and the industries in which we operate as a whole.

An adverse rating of the notes may cause their trading price to fall.

We do not expect to seek a rating on the notes. However, if a rating service were to rate the notes in the future and if such rating service were to assign a rating on the notes below the rating expected by investors or subsequently reduce its rating or otherwise announce its intention to put the notes on credit watch, the trading price of the notes and our common stock may be adversely affected.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but, to the extent our conversion obligation includes shares of our common stock, holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our amended and restated certificate of incorporation or amended and restated bylaws requiring shareholder approval, and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to date a holder is deemed to be the record owner of the shares of our common stock due upon conversion, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Provisions of the notes could discourage an acquisition of us by a third party.

Certain provisions of the notes could make it more difficult or expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to purchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000. We may also be required to increase the conversion rate issue additional shares upon conversion in the event of certain fundamental change transactions. These provisions could deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over the then current market price or could limit the price that some investors might be willing to pay in the future for shares of our common stock.

Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

As of June 30, 2013, our directors, officers and principal stockholders (those holding more than 5% of our common stock) collectively controlled a significant portion of our outstanding common stock. To the extent our directors, officers and principal stockholders continue to hold a significant portion of our outstanding common stock, these stockholders, if they act together, would be able to exert significant influence over the management and affairs of our company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control, might adversely affect the market price of our common stock or the trading price of the notes and may not be in the best interests of our other stockholders.

The notes may be issued with “original issue discount”, which would require a holder to accrue original issue discount in advance of the receipt of cash.

Because the underwriters propose to offer the notes from time to time for sale in one or more negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to the market prices at the time of the sale, or at negotiated prices, the “issue price” of the notes will not necessarily be known at the time of sale. It is possible that the notes will be issued with more than de minimis original issue discount (“OID”). In such case, a U.S. holder generally will be required to include the OID in gross income in advance of the receipt of cash attributable to that income and regardless of such holder’s regular method of tax accounting. Such OID will be included in gross income using a “constant yield” method, in which case the U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods. All holders are urged to consult their own tax advisors regarding the application of the OID rules to their particular circumstances.

If we pay a cash dividend on our common stock, or otherwise adjust the conversion rate, a holder may be deemed to have received a taxable dividend without the receipt of any cash.

If we pay a cash dividend on our common stock, an adjustment to the conversion rate would result, and a holder may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. A holder may also be deemed to have received a taxable dividend upon certain other adjustments to the conversion rate, including upon a make-whole fundamental change or notice of redemption. If a holder is a non-United States holder (as defined in “Material United States Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Material United States Federal Income Tax Considerations.”

Additional equity issuances or a sale of a substantial number of shares of our common stock may cause the market price of our common stock to decline, and could adversely impact the trading price of the notes.

If our existing stockholders sell a substantial number of shares of our common stock or the public market perceives that existing stockholders might sell shares of our common stock, the market price of our common stock could decline and the trading price of the notes could be adversely impacted. In addition, sales of a substantial number of shares of our common stock could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Because we may need to raise additional capital in the future to continue to expand our business and develop new products, we may, among other things, conduct additional equity offerings. As of June 30, 2013, we had outstanding options to purchase up to 7,184,695 shares of our common stock and 90,000 restricted share awards and had 2,152,205 additional shares available for issuance under our equity incentive plans. These future equity issuances, together with any additional shares of our common stock issued or issuable in connection with past or any future acquisitions, would result in further dilution to investors and could depress the trading price of the notes.

No prediction can be made regarding the number of shares of our common stock that may be issued or the effect that the future sales of shares of our common stock will have on the market price of our shares or the trading price of the notes.

We have not paid dividends in the past and do not expect to pay dividends in the future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payments of dividends present in our current and future debt agreements, and other factors our board of directors may deem relevant. If we do not pay dividends, a return on our common stock will only occur if our stock price appreciates.

Provisions in our amended and restated certificate of incorporation and bylaws or under Delaware law might discourage, delay, or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Our amended and restated certificate of incorporation and bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay, or prevent a change of control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions:

•	establish a classified board of directors so that not all members of our board are elected at one time;
•	provide that directors may only be removed for cause and only with the approval of 66 2/3% of our stockholders;
•	require super-majority voting to amend some provisions in our amended and restated certificate of incorporation and bylaws;
•	authorize the issuance of blank check preferred stock that our board of directors could issue to increase the number of outstanding shares to discourage a takeover attempt;
•	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•	provide that the board of directors is expressly authorized to make, alter, or repeal our bylaws; and
•	establish advance notice requirements for nominations for elections to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Additionally, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder and which may discourage, delay, or prevent a change of control of our company.

Special Note Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and in any free writing prospectus we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the costs involved in the expansion of our customer base (including through acquisitions of other businesses or assets);
•	the costs associated with the principal and interest payments of future debt service;
•	the costs involved with investment in our servers, storage and network capacity;
•	the costs associated with the expansion of our domestic and international activities;
•	the costs involved with our research and development activities to upgrade and expand our service offerings; and
•	the extent to which we acquire or invest in other technologies and businesses.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in this prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and in any free writing prospectus we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $218.5 million (or $251.4 million if the underwriters’ over-allotment option is exercised in full), after deducting fees and estimated transaction expenses associated with the offering.

We intend to use the net proceeds from this offering to repay $43.0 million of indebtedness under our revolving credit facility and $175.5 million of indebtedness under our first lien term loans.

On March 6, 2013, we entered into an amendment and restatement of our first lien credit facility that (i) repriced outstanding first lien term loans of approximately $628 million, (ii) added an additional $32 million of first lien term loans for a new balance of $660 million, and (iii) increased the size of the revolving credit facility by $10 million to $70 million. We used the gross proceeds from the additional first lien term loans to repay the $32 million outstanding under our second lien credit facility. As of June 30, 2013, there was approximately $625 million outstanding under our first lien term loans and approximately $43 million outstanding under our revolving credit facility. Our first lien term loans bear interest at a rate equal to, at our option, (i) the LIBOR rate plus an applicable margin equal to 3.50% per annum, subject to a 1.00% LIBOR floor, or (ii) the prime lending rate plus an applicable margin equal to 2.50% per annum. Our revolving credit facility bears interest at a rate equal to, at our option, (i) the LIBOR rate plus an applicable margin equal to 3.25% per annum with no LIBOR floor, or (ii) the prime lending rate plus an applicable margin equal to 2.25% per annum. Our revolving credit facility matures in 2016 and our first lien term loans mature in 2017. For a more detailed description of this indebtedness, see “Description of Certain Other Indebtedness.”

If the underwriters exercise their over-allotment option, we expect to use the net proceeds from the sale of the additional notes for the repayment of indebtedness under our first lien term loans.

Affiliates of certain of the underwriters are lenders under our first lien credit facility and such lenders will receive a proportionate share of the repayments of loans under our first lien credit facility.

Price Range of Common Stock

Our common stock is listed on The NASDAQ Global Select Market under the symbol “WWWW”. The following table sets forth the high and low intra-day sales prices for our common stock for each quarter for fiscal 2011, 2012 and 2013 (through August 7, 2013):

	High	Low
2013
First Quarter	$18.47	$14.92
Second Quarter	26.04	15.87
Third Quarter (through August 7, 2013)	29.48	24.82
2012
First Quarter	$15.49	$10.59
Second Quarter	18.85	12.86
Third Quarter	19.27	15.40
Fourth Quarter	18.41	13.58
2011
First Quarter	$14.64	$8.12
Second Quarter	16.01	9.91
Third Quarter	12.85	6.94
Fourth Quarter	12.25	6.47

As of June 30, 2013, there were approximately 664 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

The last reported sale price of our common stock on The NASDAQ Global Select Market on August 7, 2013 was $28.20 per share.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future.

Capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2013:

•	on an actual basis; and
•	on an adjusted basis to give effect to:
º	the issuance and sale of $225.0 million in aggregate principal amount of notes in this offering;
º	our receipt of net proceeds therefrom, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and
º	the application of estimated net proceeds as set forth under “Use of Proceeds.”

You should read this table with our consolidated financial statements and condensed consolidated financial statements and related notes incorporated in this prospectus supplement.

	June 30, 2013 Actual	June 30, 2013 As adjusted
	(In thousands)
Cash and cash equivalents	$16,799	$16,799
Debt:
Revolving Credit Facility due 2016(1)	$43,000	$—
First Lien Term Loans due 2017(1)	625,341	449,866
Capital Lease Obligations	8	8
Senior Convertible Notes due August 15, 2018(3)		225,000
Total debt	$668,349	$674,874
Stockholders’ equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 50,335,133 shares issued and outstanding at June 30, 2013 on an actual and as adjusted basis(2)	$50	$50
Additional paid-in capital(3)	464,447	464,447
Accumulated other comprehensive income	10	10
Accumulated deficit	(348,710)	(348,710)
Total stockholders’ equity	$115,797	$115,797
Total capitalization	$784,146	$790,671

(1)	Reflects debt under our first lien credit facilities. We currently expect to use the proceeds from this offering for the repayment of our revolving credit facility and a portion of our first lien term loans. Debt under the first lien term loans is net of original issue discount of $1.5 million. For a more detailed description of this indebtedness, see “Description of Certain Other Indebtedness.”
(2)	The number of shares shown as issued and outstanding in the table above excludes:
•	shares of our common stock issuable upon conversion of the notes offered hereby;
•	an aggregate of 7,184,695 shares of our common stock issuable upon the exercise of options outstanding as of June 30, 2013, having a weighted-average exercise price of $10.93 per share; and
•	an aggregate of 2,152,205 shares of our common stock reserved as of June 30, 2013 under our equity incentive plans.
(3)	Accounting Standards Codification ASC 470-20 specifies that issuers of convertible debt that may be wholly or partially settled in cash must separately account for the liability and equity components in a manner that will reflect the issuer’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The amounts presented in the table above do not reflect the debt discount that we will be required to recognize for the notes. Following the issuance of the notes, we will record a debt discount for the notes that will decrease total consolidated debt and increase additional paid-in capital. The debt component will accrete up to the principal amount over the expected term of the debt.

Description of Certain Other Indebtedness

On October 27, 2011, we entered into first lien and second lien credit facilities to finance our acquisition of 100% of the equity interests in Network Solutions. On March 6, 2013, we entered into an amendment and restatement of the first lien credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto. As amended and restated, the first lien credit facility provides for:

•	$660 million principal amount of first lien term loans at an interest rate equal to, at our option, (A) the LIBOR rate plus an applicable margin equal to 3.50% per annum, subject to a 1.00% LIBOR floor, or (B) the prime lending rate plus an applicable margin equal to 2.50% per annum, and
•	$70 million revolving credit facility at an interest rate equal to, at our option, (A) the LIBOR rate plus an applicable margin equal to 3.25% per annum with no LIBOR floor, or (B) the prime lending rate plus an applicable margin equal to 2.25% per annum.

The amendment and restatement of the first lien credit facility (i) repriced outstanding first lien term loans of approximately $628 million, (ii) added an additional $32 million of first lien term loans for a new balance of $660 million, and (iii) increased the size of the revolving credit facility by $10 million to $70 million. We used the gross proceeds from the first lien term loans to repay the $32 million outstanding under the second lien credit facility.

We are permitted to make voluntary prepayments with respect to the revolving credit facility and the first lien term loans at any time, without payment of a premium, except that a 1% premium would apply to a “repricing transaction” relating to the first lien term loan effected on or prior to the eighteen-month anniversary of the amendment and restatement date. We are required to make mandatory prepayments of the first lien term loans (without payment of a premium) with (i) net cash proceeds from certain asset sales (subject to reinvestment rights), (ii) net cash proceeds from certain issuances of debt, (iii) 50% of our excess cash flow for each fiscal year, with step-downs based on our consolidated first lien net leverage ratio, and (iv) certain casualty proceeds and condemnation awards (subject to reinvestment rights). The first lien term loans will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the principal amount outstanding as of the closing date, with any remaining balance payable on the final maturity date of the first lien term loan.

Our obligations under the first lien credit facility are guaranteed by certain of our domestic subsidiaries and secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of certain of our direct and indirect subsidiaries, and (ii) a perfected first priority interest in substantially all of our and the subsidiary guarantors’ assets, except to the extent the pledge of capital stock of a foreign subsidiary owned by us or any such subsidiary guarantor would result in adverse tax consequences.

The amended and restated credit agreement governing the first lien credit facility contains: (i) customary representations, warranties and affirmative and negative covenants applicable to us and our subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, prepayment of unsecured or subordinated indebtedness and dividends and other distributions, (ii) a financial covenant that requires us to comply with a maximum consolidated first lien net leverage ratio, and (iii) customary events of default, including a change of control and cross-defaults to our and any restricted subsidiary’s material indebtedness.

Description of Notes

The following description of the particular terms of the notes offered by this prospectus supplement supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus following the caption “Description of Debt Securities.” This description of notes supplements, and to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture (as defined below) set forth in the accompanying prospectus.

The notes will be issued under an indenture (the “base indenture”), as supplemented by a first supplemental indenture, each to be executed as of the closing of this offering, between us and Wells Fargo Bank, National Association, as trustee. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the base indenture as an exhibit to the registration statement of which the accompanying prospectus forms a part. The following description summarizes selected provisions of the indenture and the notes. It does not restate the indenture or the terms of the notes in their entirety. We urge you to read the forms of the indenture and the notes because the indenture and the notes fully define the rights of holders.

For purposes of this description, references to:

•	“the Company,” “we,” “our” and “us” and similar words refer only to Web.com Group, Inc. and not to any of its subsidiaries;
•	“open of business” refers to 9:00 a.m., New York City time, and “close of business” refers to 5:00 p.m., New York City time; and
•	“business day” means any day other than a Saturday, a Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close or be closed in the State of New York.

Unless the context otherwise requires, all references to interest in this prospectus supplement are deemed to include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of Default.”

General

The notes will:

•	be our general senior unsecured obligations;
•	rank as described in “— Ranking” below;
•	initially be limited to an aggregate principal amount of $225,000,000 (or $258,750,000 if the underwriters’ over-allotment option to purchase additional notes is exercised in full);
•	bear interest at a rate of % per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2014;
•	be subject to redemption at our option on or after August 20, 2016 at the redemption price described under “— Optional Redemption,” provided that the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending within five trading days immediately prior to the date of the redemption notice exceeds 130% of the applicable conversion price for the notes on each applicable trading day;
•	mature on August 15, 2018, unless earlier converted, redeemed or repurchased;
•	be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “— Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date;
•	be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in certificated form. See “— Book-Entry Issuance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of      shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $    per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “— Conversion Rights — Settlement Upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

Neither we nor any of our subsidiaries will be restricted by the indenture from any of the following:

•	incurring any indebtedness or other obligation;
•	paying dividends or making distributions on our capital stock or the capital stock of any of our subsidiaries; or
•	purchasing or redeeming our capital stock or the capital stock of any of our subsidiaries.

In addition, we will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving us or any of our subsidiaries which may adversely affect the creditworthiness or value of the notes, except to the limited extent described following the captions “— Conversion Rights — Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption,” “— Fundamental Change Permits Holders to Require Us to Purchase Notes” and “— Merger, Consolidation or Sale of Assets.” Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes, except to the limited extent described following the caption “— Fundamental Change Permits Holders to Require Us to Purchase Notes.”

We use the term “note” in this prospectus supplement, unless the context otherwise requires, to refer to each $1,000 principal amount of notes. Subject to “— Recapitalizations, Reclassifications and Changes of Our Common Stock” below, we use the term “common stock” in this prospectus supplement to refer to our common stock, $0.001 par value per share.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

The notes will not be guaranteed by any of our subsidiaries. No sinking fund is provided for the notes. The notes will not be subject to defeasance.

The registered holder of a note will be treated as its owner for all purposes.

Additional Notes

We may, without the consent of the holders, issue additional notes under the indenture in the future with the same terms as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single series for all purposes under the indenture.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (including as described below, but excluding notes repurchased pursuant to cash-settled swaps or other derivatives), registration of exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture. All notes delivered to the trustee for cancellation shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled, except as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to privately-negotiated agreements, including cash-settled swaps or other derivatives.

Transfer and Exchange

A holder of notes may transfer or exchange notes as described under “Description of Debt Securities — Form, Exchange and Transfer” in the accompanying prospectus. However, we are not required to transfer or exchange any note surrendered for conversion, redemption or required purchase. The trustee will initially act as the transfer agent and registrar for the notes.

You will not be required to pay a service charge to exchange or transfer the notes, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer.

Payments on the Notes; Paying Agent and Registrar

We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, appoint additional paying agents and change any paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable to:

•	holders holding certificated notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes; and
•	to holders holding certificated notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

Interest

The notes will bear cash interest at a rate of     % per year until maturity. Interest on the notes will accrue from their first date of initial issuance or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2014.

Interest will be paid to the person in whose name a note is registered at the close of business on February 1 or August 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any earlier required purchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

Ranking

The notes will be our senior unsecured indebtedness and will:

•	be effectively junior to any of our existing and future secured indebtedness, including our borrowings under our first lien credit facility, to the extent of the value of the collateral securing such indebtedness;

•	rank equally in right of payment with any of our existing and future senior indebtedness;
•	rank senior in right of payment to any of future subordinated indebtedness; and
•	be structurally subordinated to all liabilities of our subsidiaries (including trade payables).

Indebtedness of our subsidiaries and obligations and liabilities of our subsidiaries are structurally senior to the notes since, in the event of our bankruptcy, liquidation, dissolution, reorganization or other winding up, the assets of our subsidiaries will be available to pay the notes only after the subsidiaries’ indebtedness and obligations and liabilities are paid in full. Because we generally stand as an equity holder, rather than a creditor, of our subsidiaries, creditors of those subsidiaries will have their debt satisfied out of the subsidiaries’ assets before our creditors, including the holders.

As of June 30, 2013, we had an aggregate of approximately $669.9 million of senior indebtedness outstanding, all of which were borrowings under our first lien credit facility and to which the notes would be effectively junior to the extent of the value of the collateral securing such indebtedness, and approximately $218.5 million of which we expect to repay using a portion of the proceeds of this offering.

As of June 30, 2013, our subsidiaries had no significant indebtedness, other than guarantees of our indebtedness under our first lien credit facilities, to which the notes would be structurally subordinated.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding May 15, 2018, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “— Conversion Upon Satisfaction of Sale Price Condition,” “— Conversion Upon Satisfaction of Trading Price Condition,” “— Conversion Upon Notice of Redemption” and “— Conversion Upon Specified Corporate Events.” On or after May 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at the conversion rate at any time.

The conversion rate will initially be      shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $    per share of common stock). The conversion rate will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount. The trustee will initially act as the conversion agent.

Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “— Settlement Upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each VWAP trading day (as defined below) in a 30 VWAP trading day observation period (as defined below).

If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. Except in the circumstances described below under “— Conversion Upon Notice of Redemption,” our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited (except in the circumstances described under “— Conversion Upon Notice of Redemption”). Upon conversion of notes, accrued and unpaid interest will be deemed to be paid first out of cash, if any, paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest, but prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;
•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the second scheduled trading day immediately following the corresponding interest payment date;
•	if we have specified a redemption date in accordance with the provisions described under “— Optional Redemption” that is after a regular record date and on or prior to the second scheduled trading day immediately following the corresponding interest payment date; or
•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

As a result of the foregoing, we will pay interest on the maturity date on all notes converted after the regular record date preceding the maturity date, and converting holders will not be required to pay us equivalent interest amounts.

We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under “— Settlement Upon Conversion.”

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding May 15, 2018, a holder may surrender all or a portion of its notes for conversion during any calendar quarter commencing after the calendar quarter ending on December 31, 2013 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The “last reported sale price” of our common stock (or any other security for which the last reported sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange (as defined below). If our common stock (or such other security) is not then listed on any U.S. national or regional securities exchange, the “last reported sale price” will be the last quoted bid price for our common stock (or such other security) in the over-the-counter market, as reported by OTC Markets Group Inc. or similar organization, on that date. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on that date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include one or more of the underwriters.

“Trading day” means a day on which:

•	trading in our common stock (or other security for which the last reported sale price must be determined) generally occurs on the relevant stock exchange; and
•	a last reported sale price for our common stock (or such other security) is available on the relevant stock exchange;

provided that if our common stock (or such other security) is not listed on any U.S. national or regional securities exchange, “trading day” means a “business day.”

“Relevant stock exchange” means The NASDAQ Global Select Market or, if our common stock (or other security for which the last reported sale price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed.

Conversion Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding May 15, 2018, a holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent’s obligation to make a trading price determination.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes on such date will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such date.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least $2,000,000 principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day. At such time, we shall instruct the bid solicitation agent to (or, if we are acting as bid solicitation agent, we shall) determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate.

If the trading price condition has been met, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee).

If we do not, when we are required to, instruct the bid solicitation agent to (or, if we are acting as bid solicitation agent, we do not) obtain bids, or if we give such instruction to the bid solicitation agent and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

We will initially act as the bid solicitation agent.

Conversion Upon Notice of Redemption

If we call any or all of the notes for redemption, holders of the notes will have the right to convert all or a portion of their notes called for redemption at any time prior to the close of business on the business day immediately preceding the redemption date, after which time holders will no longer have the right to convert their notes on account of our delivery of notice of such redemption, unless we default in the payment of the redemption price. If a holder elects to convert its notes in connection with our redemption notice, we will:

•	in certain circumstances, increase the conversion rate for the notes as described in “— Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption”; and
•	pay to such holder an amount equal to accrued and unpaid interest on the notes that are surrendered for conversion to, but not including, the conversion date (as defined below under “— Conversion Procedures”); provided that if such conversion date occurs after a regular record date and on or prior to the corresponding interest payment date, we will pay the interest due on that interest payment date to the holder of record on the relevant regular record date and no additional payment will be made pursuant to this clause.

Conversion Upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding May 15, 2018, we elect to:

•	distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days from the issue date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution; or
•	distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, then, in either case, we must notify the holders of the notes at least 40 scheduled trading days (as defined below) prior to the ex-dividend date (as defined below) for such issuance or distribution. Once we have given such notice, holders may surrender all or a portion of their notes for conversion at any time until the earlier of

•	the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution; and
•	our public announcement that such issuance or distribution will not take place.

Holders of the notes may not exercise this conversion right if they will participate (as a result of holding the notes and at the same time and on the same terms as holders of our common stock participate) in any of the transactions described above as if such holders of the notes held a number of shares of our common stock equal to the conversion rate, multiplied by the principal amount of notes held by such holders divided by $1,000, without having to convert their notes.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock is not listed on any U.S. national or regional securities exchange, “scheduled trading day” means a “business day.”

“Ex-dividend date” means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange.

Certain Corporate Events

Prior to the close of business on the business day immediately preceding May 15, 2018, if:

•	a transaction or event that constitutes a “fundamental change” (as defined under “— Fundamental Change Permits Holders to Require Us to Purchase Notes”) occurs;
•	a transaction or event that constitutes a “make-whole fundamental change” (as defined under “— Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption”) occurs; or
•	we are a party to any binding share exchange, consolidation, merger or other similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property or any sale, assignment, conveyance, transfer, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole, to any person (other than one or more of our subsidiaries), the notes may be surrendered for conversion at any time from or after the date that is 40 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the close of business on the related fundamental change purchase date.

If a holder has already delivered a purchase notice as described under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required purchase, the holder’s right to withdraw the purchase notice and convert the notes that are subject to required purchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change purchase date.

We will notify holders as promptly as practicable following the date we publicly announce such transaction and in no event later than the actual effective date.

Conversions On or After May 15, 2018

On or after May 15, 2018, a holder may convert all or a portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to any taxes owed, as described below, and any interest payable on the next interest payment date to which you are not entitled, as described under “— Conversion Rights — General.”

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents; and
•	if required, pay funds equal to any taxes owed, as described below, and any interest payable on the next interest payment date to which you are not entitled, as described under “— Conversion Rights — General.”

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

Settlement Upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either:

•	cash (“cash settlement”);
•	shares of our common stock (“physical settlement”); or
•	a combination of cash and shares of our common stock (“combination settlement”), as described below.

We refer to each of these settlement methods as a “settlement method.”

All conversions occurring on or after May 15, 2018 will be settled using the same settlement method and the same relative proportion of cash and/or shares of our common stock as all other conversions occurring on or after May 15, 2018. If we elect a settlement method for conversions occurring on or after May 15, 2018, we will inform holders through the conversion agent of the settlement method we have selected no later than May 15, 2018. If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify the conversion agent of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

With respect to conversions occurring prior to May 15, 2018, we will use the same settlement method (including the same relative proportion of cash and/or shares of our common stock) for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the conversion agent of the settlement method we have selected no later than the close of business on the second trading day immediately following the related conversion date. If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement with respect to that conversion date, and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify the conversion agent of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

It is our current intent and policy to settle all conversions through combination settlement with a specified dollar amount of $1,000. We may at any time prior to May 15, 2018 elect to irrevocably elect to settle all conversions through combination settlement with a specified dollar amount.

Settlement amounts will be computed by the Company as follows:

•	if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate (plus cash in lieu of any fractional share of our common stock issuable upon conversion);
•	if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive VWAP trading days during the relevant observation period; and

•	if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive VWAP trading days during the relevant observation period (plus cash in lieu of any fractional share of our common stock issuable upon conversion).

If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such notes shall be computed on the basis of the aggregate principal amount of the notes surrendered.

The “daily settlement amount,” for each of the 30 consecutive VWAP trading days during the observation period, shall consist of:

•	cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method or deemed specified (the “specified dollar amount”), divided by 30 (such quotient, the “daily measurement value”) and (ii) the daily conversion value on such VWAP trading day; and
•	if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP on such VWAP trading day.

The “daily conversion value” means, for each of the 30 consecutive VWAP trading days during the observation period, 1/30th of the product of:

•	the conversion rate on such VWAP trading day; and
•	the daily VWAP on such VWAP trading day.

The “daily VWAP” means, for each of the 30 consecutive VWAP trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WWWW <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to afterhours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•	if the relevant conversion date occurs prior to May 15, 2018, the 30 consecutive VWAP trading day period beginning on, and including, the third VWAP trading day immediately succeeding such conversion date;
•	if the relevant conversion date occurs on or after May 15, 2018, the 30 consecutive VWAP trading day period beginning on, and including, the 32nd scheduled trading day immediately preceding the maturity date; and
•	notwithstanding the foregoing, if the relevant conversion date occurs after the date of the issuance of a notice of redemption as described under “— Optional Redemption,” but prior to the close of business on the business day immediately preceding the applicable redemption date, the 30 consecutive VWAP trading day period beginning on, and including, the 32nd scheduled trading day immediately preceding the applicable redemption date.

“VWAP trading day” means a day on which:

•	there is no “market disruption event” (as defined below); and
•	trading in our common stock generally occurs on the relevant stock exchange;

provided that if our common stock is not listed on any U.S. national or regional securities exchange, “VWAP trading day” means a “business day.”

“Market disruption event” means:

•	a failure by the relevant stock exchange to open for trading during its regular trading session; or
•	the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “— Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption” and “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on:

•	the third business day immediately following the relevant conversion date, if we elect physical settlement; or
•	the third business day immediately following the last VWAP trading day of the relevant observation period, in the case of cash settlement or combination settlement.

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on:

•	the daily VWAP on the relevant conversion date, in the case of physical settlement; or
•	the daily VWAP on the last VWAP trading day of the relevant observation period, in the case of combination settlement.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date, in the case of physical settlement, or the last VWAP trading day of the relevant observation period, in the case of combination settlement.

Conversion Rate Adjustments

The applicable conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), as a result of holding the notes (and without having to convert their notes), and contemporaneously with common stock holders and on the same terms, in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the applicable conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the applicable conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days from the issue date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 ×	(OS0 + X) (OS0 + Y)

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the applicable conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the applicable conversion rate shall be decreased to the conversion rate that would then be in effect if such distribution had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “— Conversion Upon Specified Corporate Events — Certain Distributions,” in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends or distributions as to which an adjustment was effected pursuant to clause (1) or (2) above;
•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;
•	any dividends and distributions in connection with a recapitalization, reclassification, change, binding share exchange, consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition resulting in the change in the conversion consideration as described below under “— Recapitalizations, Reclassifications and Changes of Our Common Stock”;
•	except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and
•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 (SP0 – FMV)

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the applicable conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the applicable conversion rate in effect on the ex-dividend date for the distribution.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs; and
•	we will readjust the conversion rate to the extent any of these rights, option or warrants are not exercised before they expire,

provided that the rights, options or warrants trade together with our common stock and will be issued in respect of future issuances of the shares of our common stock.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 ×	(FMV0 + MP0) MP0

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;
CR1=	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;
FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “— Conversion Upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and
MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period, but will be given effect at the open of business on the ex-dividend date for such spin-off. Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last VWAP trading day of such observation period.

(4) If we pay any cash dividend or distribution that is not a regular quarterly cash dividend or distribution to holders of all or substantially all of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 (SP0 – C)

where,

CR0 =	the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution;
CR1 =	the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =	the amount in cash per share we distribute to holders of our common stock.

Any increase to the applicable conversion rate made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the applicable conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0”(as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the applicable conversion rate on the ex-dividend date for such cash dividend or distribution.

(5) If we make or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) (OS0 × SP1)

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender or exchange offer expires;
CR1 =	the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the date such tender or exchange offer expires;
AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0 =	the number of shares of our common stock outstanding immediately prior to the consummation of the purchase of all shares accepted for purchase or exchange in such tender or exchange offer;
OS1 =	the number of shares of our common stock outstanding immediately after the consummation of the purchase of all shares accepted for purchase or exchange in such tender or exchange offer; and
SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the applicable conversion rate under the preceding paragraph will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires, but will be given effect at the open of business on the trading day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, in respect of any conversion within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last VWAP trading day of such observation period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in the applicable conversion rate.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “— Settlement Upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

As used in this section, “effective date” means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material United States Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Notwithstanding anything in this section to the contrary, we will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of such conversion rate. However, we will carry forward any adjustments that are less than 1% of such conversion rate and take them into account when determining subsequent adjustments. In addition, we will make any carried-forward adjustments not otherwise effected (i) upon any conversion of the notes, (ii) on the effective date of any fundamental change or make-whole fundamental change, (iii) on the date of a redemption notice, (iv) on each VWAP trading day during any observation period and (v) on the maturity date of the notes.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed             , subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

Further, we will not adjust the conversion rate:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;
•	upon the issuance of any shares of our common stock or options, warrants or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;
•	upon the issuance of any shares of our common stock pursuant to any option, warrant or right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;
•	for stock repurchases that are not tender offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our board of directors;
•	for a change in the par value of our common stock; or
•	for accrued and unpaid interest, if any.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);
•	any binding share exchange, consolidation, merger or similar transaction; or
•	any sale, assignment, conveyance, transfer, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole, to any person, in each case as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property (any such event, a “share exchange event” and any such cash, securities or other property, “reference property,” and the amount of reference property that a holder of one share of our common stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a “unit of reference property”), then we or the successor or purchasing company, as the case may be, will execute with the trustee, without the consent of the holders of the notes, a supplemental indenture providing that, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the amount of reference property that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have been entitled to receive. However, at and after the effective time of the transaction:

•	we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “— Settlement Upon Conversion”; and
•	(x) any amount payable in cash upon conversion of the notes as set forth under “— Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “— Settlement Upon Conversion” will instead be deliverable in the units of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property; provided, however, that if the holders receive only cash in such transaction, (i) the consideration due shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “— Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption”), multiplied by the price paid per share of common stock in such transaction and (ii) settlement will occur on the third business day immediately following the conversion date.

Such supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described under “— Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing. If the notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on our website).

For purposes of the foregoing, if the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and kind of reference property into which the notes will be convertible will be deemed to be the weighted average of the amounts and kinds of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made.

We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and, if applicable, the period for determining the “stock price” for purposes of a make-whole fundamental change or notice of redemption), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption

If (A) the “effective date” (as defined below) of a “make-whole fundamental change” (as defined below) occurs prior to the maturity date of the notes or (B) on or after August 20, 2016, we give notice to the holders of our intent to redeem any or all of the notes in cash as provided under “— Optional Redemption,” and a holder elects to convert its notes in connection with such make-whole fundamental change or redemption notice, as the case may be, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below.

A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the notice of conversion (or, in the case of a global note, the relevant notice of conversion in accordance with DTC’s applicable procedures) is received by the conversion agent from, and including, the effective date of the make-whole fundamental change to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). A conversion of notes will be deemed for these purposes to be “in connection with” a redemption notice if the notice of conversion (or, in the case of a global note, the relevant notice of conversion in accordance with DTC’s applicable procedures) of the notes is received by the conversion agent from, and including, the date of the redemption notice until the close of business on the business day immediately preceding the redemption date.

A “make-whole fundamental change” means any transaction or event that constitutes a fundamental change as defined under “— Fundamental Change Permits Holders to Require Us to Purchase Notes,” after giving effect to any exceptions or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof.

Upon surrender of notes for conversion in connection with a make-whole fundamental change or notice of redemption, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “— Conversion Rights — Settlement Upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date.

We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change and issue a press release (and make the press release available on our website) announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective or the date of the redemption notice, as the case may be (each an “effective date”), and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or, in the case of a notice of redemption, as described below. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, and in the case of a conversion upon notice of redemption, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the date of the notice of redemption, as the case may be.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of notes in connection with a make-whole fundamental change or a redemption notice, as the case may be:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
August , 2013
August 15, 2014
August 15, 2015
August 15, 2016
August 15, 2017
August 15, 2018

The exact stock price and effective date may not be set forth in the table above, in which case:

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable.
•	If the stock price is greater than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
•	If the stock price is less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed     , subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

Our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to purchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000 on the fundamental change purchase date, which will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.

The fundamental change purchase price we are required to pay will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but not including, the fundamental change purchase date (unless the fundamental change purchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of all shares of our common equity entitled to vote generally in the election of directors, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided, that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;
(2)	consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, cash, securities or other property; (B) any binding share exchange, consolidation, merger or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, assignment, conveyance, transfer, lease or other disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries, taken as a whole, to any person other than one or more of our subsidiaries; provided, however, that any transaction described in (A) or (B) in which the holders of more than 50% of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction, shall be deemed not to constitute a fundamental change;
(3)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)	our common stock (or other common stock into which the notes are then convertible pursuant to the terms of the indenture) ceases to be listed on any of the NASDAQ Global Select Market, the NASDAQ Global Market, or the New York Stock Exchange (or any of their respective successors).

An event, transaction or series of related transactions described in clause (1) or clause (2) above will not constitute a “fundamental change,” however, if 90% or more of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such event, transaction or transactions consists of shares of common stock traded on the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors) or which will be so traded when issued or exchanged in connection with such event, transaction or transactions (these securities being referred to as “publicly traded securities”) and as a result of such event, transaction or transactions the notes become convertible into such publicly traded securities. Any event, transaction or series of related transactions that constitute a fundamental change under both clause (1) and clause (2) above will be deemed to be a fundamental change solely under clause (2) above.

On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;
•	the effective date of the fundamental change;
•	the last date on which a holder may exercise the purchase right;
•	the fundamental change purchase price;
•	the fundamental change purchase date;

•	the name and address of the paying agent and the conversion agent;
•	the conversion rate and any adjustments to the conversion rate;
•	that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and
•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will issue a press release containing this information (and make the press release available on our website).

To exercise the purchase right, a holder must deliver, on or before the close of business on the business day immediately preceding the fundamental change purchase date, notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. The purchase notice must include the following information:

•	if certificated, the certificate numbers of the holder’s notes to be delivered for purchase;
•	the portion of the principal amount of the holder’s notes to be purchased, which must be $1,000 or an integral multiple thereof; and
•	that the holder’s notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, the purchase notice given by each holder must comply with appropriate DTC procedures.

Holders may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall include the following information:

•	the principal amount of the withdrawn notes, which must be $1,000 aggregate principal amount or an integral multiple thereof;
•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and
•	the principal amount, if any, which remains subject to the purchase notice.

If the notes are not in certificated form, the withdrawal notice given by each holder must comply with appropriate DTC procedures.

We will be required to purchase the notes on the fundamental change purchase date, subject to extension to comply with applicable law. A holder of notes that has exercised the purchase right will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then the following shall occur:

•	the notes tendered for purchase and not withdrawn will cease to be outstanding and interest will cease to accrue on such notes on the fundamental change purchase date (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and
•	all other rights of the holders with respect to the notes tendered for purchase and not withdrawn will terminate on the fundamental change purchase date (other than (x) the right to receive the fundamental change purchase price and (y) if the fundamental change purchase date falls after a regular record date but on or prior to the related interest payment date, the right of the holder of record on the regular record date to receive the related interest payment).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required do the following:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and
•	file a Schedule TO or any other required schedule under the Exchange Act.

We will not be required to make an offer to purchase the notes upon a fundamental change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in the indenture applicable to an offer by us to purchase the notes upon a fundamental change and such third party purchases all notes validly tendered and not withdrawn upon such offer.

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition or the value of the notes. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale, lease, or other transfer in one transaction or a series of transactions of “all or substantially all” of the consolidated assets of ours and our subsidiaries. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the sale, lease, or other transfer in one transaction or a series of transactions of less than all of the assets of ours and our subsidiaries may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price or be able to arrange for financing to pay the purchase price in connection with a tender of notes for purchase. Our ability to repurchase the notes for cash may be limited by the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors — Risks related to an investment in the notes and our common stock — We may not have the ability to raise the funds necessary to purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon the repurchase of the notes.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Optional Redemption

We may not redeem the notes prior to August 20, 2016. On or after to August 20, 2016, we may redeem any or all of the notes in cash at the redemption price; provided that the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending within five trading days immediately prior to the date of the redemption notice exceeds 130% of the applicable conversion price on each applicable trading day.

The redemption price for the notes to be redeemed on any redemption date will equal:

•	100% of the principal amount of the notes being redeemed; plus
•	accrued and unpaid interest, if any, to, but not including, the redemption date,

unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date and the redemption price will be 100% of the principal amount of notes to be redeemed. We will not be required to transfer or exchange any note for a period of 15 days prior to the redemption date.

The redemption date must be a business day.

We will give notice of redemption not less than 45 nor more than 60 calendar days immediately preceding the redemption date to all holders of notes on the date of the redemption notice at their addresses shown in the register of the registrar, with a copy to the trustee and the paying agent. The redemption notice will identify the notes and the aggregate principal amount thereof to be redeemed and will state, among other things:

•	the redemption date;
•	that the holder has a right to convert the notes called for redemption, the applicable conversion rate and the settlement method that will apply during the redemption period; and
•	that the holder must convert on or before the close of business on the business day immediately preceding the redemption date.

We will issue a press release (and make the press release available on our website) announcing the redemption.

If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata to the extent practicable or by another method the trustee deems fair and appropriate, and in each case to the extent permitted by DTC. If the trustee selects a portion of a holder’s notes for partial redemption and such holder converts a portion of such holder’s note, the converted portion will be deemed to be from the portion selected for redemption.

With respect to any notes that are converted in connection with a redemption notice, we, under certain circumstances, will increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under “— Conversion Rights — Adjustment to Conversion Rate Upon a Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption.” In addition, we will pay accrued and unpaid interest on such notes to, but not including, the date of conversion as described under “— Conversion Rights — Conversion Upon Notice of Redemption.”

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date.

Merger, Consolidation or Sale of Assets

We may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of ours and our subsidiaries, taken as a whole, to any successor person (other than one or more of our subsidiaries), unless:

•	we are the surviving corporation or the successor person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

Upon any such transaction, the successor person (if not us) shall succeed to us, and may exercise every right and power of ours, under the indenture, except in the case of a lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.

This “— Merger, Consolidation or Sale of Assets” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities — Consolidation, Merger or Sale” in its entirety.

Events of Default

Each of the following is an event of default under the indenture:

(1)	default in the payment of interest on the notes when due, continuing for 30 days;
(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon declaration of acceleration or otherwise;
(3)	failure by us to pay the fundamental change purchase price of any note when due;
(4)	failure by us to pay the optional redemption price of any note when due;
(5)	failure by us to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right and the default continues for a period of five business days;
(6)	failure by us to give a fundamental change notice as described under “— Fundamental Change Permits Holders to Require Us to Purchase Notes” or a notice of a specified corporate transaction as described under “— Conversion Upon Specified Corporate Events,” or a notice of a Make-Whole Fundamental Change as described under “— Conversion Rights — Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change or a Notice of Redemption,” in each case when due;
(7)	failure by us in the performance of any other covenant in the notes or in the indenture that continues for a period of 60 days after receipt by us of notice of such failure from the trustee or by us and the trustee from the holders of at least 25% of the aggregate principal amount of then outstanding notes;
(8)	any indebtedness for money borrowed by, or any other payment obligation of, us or any of our subsidiaries that is a “significant subsidiary” (as defined below), in an outstanding principal amount, individually or in the aggregate, in excess of $20.0 million (or its foreign currency equivalent) is not paid at final maturity (or when otherwise due) or is accelerated and such failure to pay shall not have been cured or such acceleration shall not have been rescinded or annulled within 30 days after written notice has been received by us from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes;
(9)	we fail or any of our subsidiaries that is a “significant subsidiary” fails to pay one or more final judgments entered by a court or courts of competent jurisdiction in an amount, individually or in the aggregate, in excess of $20.0 million (or its foreign currency equivalent) (excluding any amounts covered by insurance), if the judgments are not paid, discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and
(10)	certain events of bankruptcy, insolvency or reorganization of us or any of our subsidiaries that is a “significant subsidiary.”

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall be deemed not to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $20.0 million.

If an event of default (other than an event of default described in clause (10) above with respect to us), occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. If an event of default described in clause (10) above occurs with respect to us, the principal amount of the notes and accrued and unpaid interest, if any, will automatically become immediately due and payable.

After any such declaration of acceleration, but before a judgment or decree based on such declaration of acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such declaration of acceleration if all events of default (other than the non-payment of principal (including fundamental change purchase price, if applicable, or redemption price, if applicable) or non-payment or delivery of conversion consideration due), have been cured or waived.

Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 270 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the 90-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (ii) 0.50% per annum of the principal amount of the notes outstanding for each day during the 90-day period on which such event of default is continuing beginning on, and including, the 91st day on which such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest on the notes and will accrue on all outstanding notes from, and including, the date on which the event of default relating to the failure to comply with the reporting obligations in the indenture or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to, but not including, the 270th day thereafter (or such earlier date on which such event of default is cured or waived by the holders of a majority in principal amount of the outstanding notes). On such 270th day (or earlier, if the event of default relating to the reporting obligations under the indenture or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act is cured or waived by the holders of a majority in principal amount of the outstanding notes prior to such 270th day), such additional interest will cease to accrue and, if the event of default relating to reporting obligations or the failure to comply with Section 314(a)(1) of the Trust Indenture Act has not been cured or waived prior to such 270th day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above. In no event shall additional interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in this paragraph, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to this paragraph.

In order to elect to pay the additional interest on the notes as the sole remedy during the first 270 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in the indenture or the failure to comply with Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice or pay additional interest, the notes will be immediately subject to acceleration as provided above.

Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person under the circumstances would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given a responsible officer of the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered indemnity or security reasonably satisfactory to the trustee to institute such proceeding as trustee; and
•	the trustee has failed to institute such proceeding within 60 days after receipt of such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after receipt of such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any note on or after the applicable due date or the right to convert the note or receive the consideration due upon conversion in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

•	we fail to pay the principal (including the fundamental change purchase price or optional redemption price, if applicable) of or any interest on any note when due;
•	we fail to pay or deliver the consideration due upon conversion of any note within the time period required by the indenture; or
•	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

The indenture provides that we must deliver to the trustee within 30 days of the occurrence thereof written notice of any events that would constitute defaults or events of default, their status and what actions we are taking or propose to take in respect thereof. The indenture also provide that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price or optional redemption price, if applicable) of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and whether we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change purchase price or optional redemption price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Payments of the fundamental change purchase price, optional redemption price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

This “— Events of Default” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities — Events of Default under the Indenture” in its entirety.

Modification and Amendment

We and the trustee may amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of or any interest on the notes;
•	reduce the principal amount of or interest on the notes;
•	reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders our obligations to make such payments, whether through amendment or waiver of the provisions of the covenants, definitions or otherwise;
•	reduce the optional redemption price of any note or amend or modify in any manner adverse to the holders our obligations to make such payments or the conditions precedent to our right to redeem, whether through amendment or waiver of the provisions of the covenants, definitions or otherwise;
•	reduce the amount of principal payable upon acceleration of the maturity of the notes;
•	change the currency of payment of principal (including the fundamental change purchase price or optional redemption price, if applicable) of or interest on the notes or change any note’s place of payment;
•	impair the right of any holder to receive payment of principal (including the fundamental change purchase price or optional redemption price, if applicable) of and interest on such holder’s notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes or the consideration due upon conversion;
•	change the ranking of the notes;
•	adversely affect the right of holders to convert notes or otherwise modify the provisions with respect to conversion, or reduce the conversion rate (subject to such modifications as are required under the indenture); or
•	modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the holders of the notes to:

•	cure any ambiguity, omission, defect or inconsistency that does not adversely affect the rights of any holder in any material respect;
•	provide for the assumption by a successor corporation of our obligations under the indenture;
•	add guarantees with respect to the notes;
•	secure the notes;
•	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

•	upon the occurrence of a share exchange event, provide that the notes are convertible into reference property, subject to “— Conversion Rights — Settlement Upon Conversion” above, and effect any other changes to the terms of the notes required in connection therewith;
•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
•	provide for a successor trustee;
•	make any other changes to the Indenture that does not adversely affect the interests of the holders (other than those of a holder that has consented to such change); or
•	conform the provisions of the indenture to the “Description of the Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

The trustee is under no duty to inquire or determine whether any amendment or supplement adversely affects the rights of any holder.

This “— Modification and Amendment” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities — Modification of Indenture; Waiver” in its entirety.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any fundamental change purchase date or at any redemption date, and/or have been converted (and the related conversion settlement amounts have been determined), cash or cash and/or shares of our common stock (solely to satisfy conversions), as applicable, sufficient to pay all of the outstanding notes and/or satisfy all conversions, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

This “— Discharge” section replaces the section of the accompanying prospectus entitled “Description of Debt Securities — Discharge” in its entirety.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes or the indenture. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, daily VWAPs, daily conversion values, daily settlement amounts, stock price, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of the notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of the notes upon the request of that holder.

Reports

So long as any notes are outstanding, we will furnish to the trustee any annual or quarterly reports (on Form 10-K or Form 10-Q or any successor forms) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to have been furnished to the trustee as of the time such documents are filed via EDGAR (or such successor).

Reports by us delivered to the trustee are considered for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on officers’ certificates). The trustee is under no duty to examine such reports, information or documents delivered to the trustee or filed with the SEC via EDGAR to ensure compliance with the provision of the indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The trustee shall have no responsibility or duty whatsoever to ascertain or determine whether the above referenced filings with the SEC on EDGAR (or any successor system) have occurred.

No Stockholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as stockholders of the company (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock).

Trustee

Wells Fargo Bank, National Association will be the trustee, security registrar, paying agent and conversion agent for the notes. Wells Fargo Bank, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Issuance

The notes will be represented by one or more global notes that will be deposited with and registered in the name of DTC or its nominee. We will not issue certificated notes to you, except in the limited circumstances described below. Each global note will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the notes. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated note, a global note may not be transferred. DTC, its nominees and their successors may, however, transfer a global note as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

Beneficial interests in a global note will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This book-entry system eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and Financial Industry Regulatory Authority (FINRA).

When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC’s records. When you actually purchase the notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the notes. DTC’s records will show only the identity of the direct participants and the principal amount of the notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the notes to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of each global note for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners in that global note.

We understand that is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, we understand that it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or the Company.

Notes represented by one or more global notes will be exchangeable for certificated notes with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as a depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days;
•	an event of default occurs and is continuing in respect of the notes and the holders request that the notes be certificated; or
•	we, at our option, elect to discontinue the book-entry system.

If a global note is exchanged for certificated notes, the trustee will keep the registration books for the notes at its corporate office and follow customary practices and procedures regarding those certificated notes.

Material United States Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax considerations of the purchase, ownership and disposition of notes and the shares of common stock into which the notes may be converted, but does not purport to be a comprehensive description of all the tax consequences that may be applicable to an investment in the notes or the common stock. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, nor will we seek, any rulings from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained. Except where noted, this summary deals only with a note or share of common stock held as a capital asset by a beneficial owner who purchased the note on original issuance at its “issue price” (the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities, commodities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies or traders in securities that elect to use a mark-to-market method of accounting for their securities;
•	tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;
•	tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;
•	tax consequences to persons that are S corporations, partnerships or other pass-through entities;
•	tax consequences to non-U.S. persons or entities (except to the extent specifically set forth below);
•	tax consequences to expatriates and certain former citizens or long-term residents of the United States;
•	tax consequences to non-U.S. holders that own, or are deemed to beneficially own, more that 5% of the fair market value of the notes or more than 5% of our common stock or non-U.S. holders that, on the date of acquisition of the notes, own notes with a fair market value of more than 5% of the fair market value of our common stock;
•	alternative minimum tax consequences, if any;
•	any state, local or foreign tax consequences; and
•	estate or gift tax consequences, if any.

If a partnership holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner (other than a partnership, or any entity treated as a partnership for U.S. federal income tax purposes) of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder. Special rules may apply to some non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in some circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payments of Interest

This discussion assumes, that the notes will be issued for an amount equal to the principal amount or with less than a de minimis amount of original issue discount. In such case, interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. If, however, the notes’ principal amount exceeds the issue price by at least a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income and regardless of such holder’s method of accounting. Under this method, a U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. holder’s adjusted tax basis in a note will be increased by any OID previously included in income with respect to that note.

Additional Amounts

As described under the heading “Description of Notes — Events of Default,” we may be required to pay additional interest on the notes in certain circumstances. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of the possibility of such additional payments. This position is based in part on assumptions regarding the possibility, as of the date of issuance of the notes, that such additional amounts will have to be paid. Assuming such position is respected, any additional interest paid to you as described under “Description of Notes — Events of Default” would be taxable as additional ordinary income when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Our position that the notes are not contingent payment debt instruments is binding on each U.S. holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of the possibility of such payments, U.S. holders might, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat any gain recognized on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Except as provided below under “Consequences to U.S. Holders — Conversion of Notes” a U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including any purchase of the notes by us pursuant to an optional repurchase or in the case of a fundamental change) equal to the difference between (1) the amount of cash proceeds and the fair market value of any property (less accrued interest which will be taxable as ordinary interest income if not previously included in income) received upon the sale, exchange, redemption or other taxable disposition and (2) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note, plus the amount, if any, included in income upon an adjustment to the conversion rate of the notes, as described below under “Consequences to U.S. Holders — Constructive Distributions.” Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such U.S. holder’s gain or loss will be a long-term capital gain or loss. Otherwise, such gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

A U.S. holder generally will not recognize any income, gain or loss upon conversion of a note into common stock except with respect to common stock received that is attributable to accrued interest (which will be taxable as ordinary interest income) and except with respect to cash received in lieu of a fractional share of common stock. If a U.S. holder receives solely cash in exchange for notes upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “Consequences to U.S. Holders–Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

Treatment as a recapitalization.  The tax consequences of a conversion of the notes into a combination of cash and our common stock are not entirely clear and U.S. holders should consult their tax advisors regarding the consequences of such a conversion. We intend to treat the conversion of notes into our common stock or a combination of cash and our common stock as a recapitalization in its entirety. If a conversion of the notes into a combination of cash and our common stock is treated in its entirety as a recapitalization for U.S. federal income tax purposes, gain, but not loss, would be recognized equal to the excess of the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be treated as ordinary interest income), over a U.S. holder’s tax basis in the notes, but in no event should the gain recognized exceed the amount of cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash a U.S. holder would receive in respect of the fractional share and the portion of the U.S. holder’s tax basis in the common stock received that is allocable to the fractional share. Any gain or loss recognized on conversion generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

The tax basis of the shares of common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder but excluding common stock attributable to accrued interest, the tax basis of which would equal the amount of accrued interest with respect to which the common stock was received) would equal the tax basis of the note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder’s holding period for shares of common stock would include the period during which the U.S. holder held the notes, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of conversion.

Alternative treatment as part conversion and part redemption.  Alternatively, the conversion of a note into cash and shares of common stock may be treated in part as a payment in redemption for cash of a portion of the note and in part as a conversion of a portion of the note into common stock. In such case, the cash payment received generally would be treated as proceeds from the sale of a portion of the note and taxed in the manner described under “Consequences to U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above (or in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share), and the common stock received on such a conversion would be treated as received upon a conversion of the remaining portion of the note, which generally would not be taxable to a

U.S. holder except to the extent of any common stock received with respect to accrued interest. In that case, the U.S. holder’s tax basis in the note would be allocated among the common stock received, the fractional share that is sold for cash and the portion of the note that is treated as sold for cash. Although the law is unclear on this point, such allocation is generally made pro rata based on the relative fair market value of the common stock and the amount of cash received (other than common stock or cash received that is attributable to accrued interest). U.S. holders are urged to consult their own tax advisors regarding such tax basis allocation. The holding period for the common stock received in the conversion would include the holding period for the notes, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of conversion.

Cash received in lieu of a fractional share of our common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, a U.S. holder will generally recognize capital gain (measured by the difference between the cash received for the fractional share and such holder’s adjusted tax basis allocated to such fractional share) upon the receipt of cash in lieu of a fractional share of common stock.

Distributions

Distributions, if any, made on our common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends received by individuals are generally taxed at the lower applicable long-term capital gains rates, provided applicable holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Constructive Distributions

The conversion rate of the notes will be adjusted in specified circumstances, as described under the heading “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Some of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with an optional redemption or a fundamental change may be treated as a deemed distribution. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in “Consequences to U.S. Holders — Distributions” above. U.S. holders should consult their tax advisors as to whether such deemed distributions are eligible for the preferential rates of U.S. federal income tax applicable in respect of dividends received or the dividends received deduction. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).

Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon the sale, exchange, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s tax basis in the common stock. Such capital gain or loss will be long- term capital gain or loss if the

U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to a reduced rate of federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration

In some situations, we may provide for the conversion of the notes into shares of an acquirer. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange to a holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. You should consult your tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

New Medicare Tax on Net Investment Income

For taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income”, which would generally include all or a portion of their interest on notes and dividends on shares of our common stock and net gains from the disposition of notes and shares of our common stock. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of notes and shares of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of common stock and to the proceeds of a sale, exchange, redemption or other disposition of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

The 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;
•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;
•	the non-U.S. holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of such non-U.S. holder’s trade or business; and
•	either (a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN (or other applicable form)) or (b) the non-U.S. holder holds the notes through specified foreign intermediaries or specified foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form)

stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

If we are required to pay additional interest as described under the heading “Description of Notes — Events of Default”, such payments of additional interest may be subject to U.S. withholding tax at a rate of 30%, unless the applicable paying agent receives proper certifications from the non-U.S. holder claiming that such payments are subject to reduction or elimination of withholding under an applicable treaty, or that such payments are effectively connected with such holder’s conduct of a trade or business in the United States, each as described above. If taxes are withheld from any payment of additional interest, non-U.S. holders should consult their own tax advisors regarding whether they would be entitled to a refund of any tax withheld.

Dividends and Constructive Distributions

Subject to the discussions regarding backup withholding and foreign accounts below, any dividends paid to a non-U.S. holder with respect to shares of our common stock (and any deemed dividends resulting from some adjustments, or failure to make adjustments, to the conversion rate, see “Consequences to U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under some circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a non-U.S. holder, we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock

Subject to the discussions regarding backup withholding and foreign accounts below, gain realized by a non-U.S. holder on the sale, exchange, certain redemptions, conversion or other taxable disposition of a note or common stock will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment or fixed base);
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and other conditions are met; or

•	we are or have been a “U.S. real property holding corporation,” or a USRPHC for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the notes or common stock, as the case may be, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

If you are a non-U.S. holder described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder (and, if you are a foreign corporation, may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty).

If you are described in the second bullet point above, you will be subject to a flat 30% tax on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by U.S. source capital losses), even though you are not considered a resident of the United States.

With respect to the third bullet point above, generally, a corporation is a USRPHC, if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “Consequences to Non-U.S. Holders — Payments of Interest.”

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest and dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders — Payments of Interest” has been received (and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through specified U.S.-related financial intermediaries, unless the statement described above has been received (and we and the relevant financial intermediaries do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Foreign Accounts

Under legislation enacted in 2010, withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends or interest and proceeds of the sale of common stock or notes to U.S. holders who own the shares of common stock or notes through foreign accounts or foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends or interest on, or gross proceeds from the sale or other disposition of, our common stock or notes paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or qualifies for an exemption from these rules or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or qualifies for an exemption from these rules. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or otherwise qualify for an exemption. Under current IRS guidance, this legislation generally will not apply to debt obligations of a U.S. issuer outstanding on June 30, 2014. Accordingly, this withholding will not apply to the notes. IRS guidance indicates that, under future regulations, this withholding will apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of our common stock made on or after January 1, 2017. Prospective investors should consult their tax advisors regarding this legislation.

Underwriting

We intend to offer the notes described in this prospectus supplement through the underwriters named below. Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement between us and the representatives, we have agreed to sell to each of the underwriters, and each underwriter has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below at a purchase price equal to       % of the principal amount of the notes plus accrued interest, if any, from August       , 2013.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$
Deutsche Bank Securities Inc.
Total		$225,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the notes from time to time to purchasers directly or through agents, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

The expenses of the offering, not including the underwriting discount, are estimated at $        and are payable by us.

Option to Purchase Additional Notes

The underwriters have an option to buy up to an additional $33,750,000 aggregate principal amount of the notes from us solely to over-allotments, if any. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any amount of the notes is purchased with this over-allotment option, the underwriters will purchase the notes in approximately the same proportion as show in the table above.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that, for a period of 60 days after the date of this prospectus supplement, we will not:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or
•	enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., subject to certain exceptions.

In addition, our directors, executive officers and GA NWS Investor LLC have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of Wells Fargo Securities, LLC and Deutsche Bank Securities Inc.:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition (whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise);
•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities (whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise); or
•	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock,

in each case without the prior written consent of Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., in each case other than (A) transfers of shares as a bona fide gift or gifts, (B) as a distribution to direct or indirect affiliates, limited partners, members or shareholders of such person, (C) transfers of shares of common stock or such other securities to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their successors upon death or any partnership or limited liability company, the partners or members of which consist of such person and one or more members of such person’s immediate family (for purposes of the lock-up, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) and such transfer does not involve a disposition for value, (D) transfers of shares of common stock or such other securities to any beneficiary of such person pursuant to a will, other testamentary document or applicable laws of descent, (E) transfers of shares of common stock or such other securities to such person’s affiliates or to any investment fund or other entity controlled or managed by such selling stockholder, (F) pledges of shares of common stock or such other securities (including transfer in connection with any such pledges) in favor of lenders under such person’s credit facilities in existence as of the date hereof, (G) transfers of shares of common stock or such other securities to any permitted transferee under the Stockholder Agreement, by and among the Company and the stockholders named therein, dated as of October 27, 2011, as amended, or (H) transfer shares of Lock-Up Securities to satisfy tax withholding obligations pursuant to Company equity compensation plans or arrangements; provided that in the case of any transfer or distribution pursuant to clauses (A), (B) or (G), no filing by any party (donor, done, transferor or transferee) under Section 16 of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day restricted period). In addition, Roseann Duran, our Chief People Officer will be permitted to sell 25,000 shares pursuant to her existing Rule 10b5-1 trading plans during the 60-day restricted period, Jason T. Teichman, our Chief Marketing Officer, will be permitted to sell up to 37,500 shares of our common stock during the 60-day restricted period, and Tim I. Maudlin, one of our directors, and his wife will be permitted to sell up to an aggregate of 30,000 shares of our common stock during the 60-day restricted period, all without the prior written consent of Wells Fargo Securities, LLC and Deutsche Bank Securities Inc.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell notes and shares of our common stock in the open market. These transactions may include stabilizing transactions, short sales and purchases to cover positions created by short sales. Stabilizing transactions consist of bids or purchases of notes or shares of our common stock in the open market to peg, fix or maintain the price of the notes. Short sales involve sales by the underwriters of a principal amount of notes greater than the amount set forth on the cover page of this prospectus supplement. If the underwriters create a short position in the notes in connection with the offering, the underwriters may cover that short position by purchasing notes in the open market or by exercising all or a part of the option to purchase additional notes described above. Purchase of a security to stabilize the price or to cover a short position could cause the price of the notes or our common stock to be higher than it might be in the absence of such purchases.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.

Affiliates of Wells Fargo Securities and Deutsche Bank Securities Inc. are lenders under our first lien credit facility, for which these underwriters and affiliates have been paid customary few. A portion of our outstanding borrowings under this first lien credit facility will be repaid with the net proceeds of the sale of the notes.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. act as joint book running managers and co-syndication agents for our first lien credit facility. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area (EEA)

In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order and/or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue and sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Recipients of this prospectus are not permitted to transmit it to any other person. The notes are not being offered to the public in the United Kingdom.

Legal Matters

Certain legal matters regarding the validity of the notes will be passed upon for us by Cooley LLP, Palo Alto, California. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

Independent Registered Public Accounting Firm

The consolidated financial statements of Web.com Group, Inc. appearing in Web.com Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Web.com Group,

Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Web.com Group, Inc. The SEC’s Internet site can be found at http://www.sec.gov. We maintain a website at http://www.web.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 000-51595):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 6, 2013;
•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 3, 2013 and August 2, 2013, respectively;
•	our current reports on Form 8-K, filed with the SEC on February 1, 2013, March 7, 2013, and May 9, 2013;
•	the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2012 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2013; and
•	the description of our common stock in our registration statement on Form 8-A, filed with the SEC on October 31, 2005, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement and the accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Web.com Group, Inc.
Attention: Matthew P. McClure, Secretary
12808 Gran Bay Parkway West
Jacksonville, FL 32258
(904) 680-6600

Prospectus

Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “WWWW.” On August 7, 2013, the last reported sale price of our common stock was $28.20 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Select Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

References in this prospectus to “Web.com,” “the Company,” “we,” “us” and “our” refer to Web.com Group, Inc., a Delaware corporation, and its consolidated subsidiaries, if any, unless otherwise specified.

Web.com Group, Inc.

Overview

We are a leading provider of a full line of internet services for small businesses and are a global domain name registrar. To meet the internet needs of small businesses anywhere along their lifecycle, we provide a full range of internet services to help them compete and succeed online. Web.com is a global domain registrar and further meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products, eCommerce solutions and call center services.

Headquartered in Jacksonville, Florida, Web.com is a publicly traded company (Nasdaq: WWWW) serving approximately three million customers with approximately 1,900 employees in 16 locations in North America, South America and the United Kingdom.

Company Information

Web.com was incorporated under the General Corporation Law of the State of Delaware on March 2, 1999, as WSI Systems, Inc. and subsequently changed its name to Website Pros, Inc. We offered common stock to the public for the first time on November 1, 2005 as Website Pros, Inc. (NASDAQ: WSPI) and began trading as Web.com (Nasdaq: WWWW) following our acquisition of the legacy Web.com business in September 2007. We changed our name to Web.com Group, Inc. in October 2008.

Our corporate address is 12808 Gran Bay Parkway West, Jacksonville, Florida 32258, and our telephone number is (904) 680-6600. Our website address is www.web.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement or free writing prospectus. Our website address is included in this document as an inactive textual reference only.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity date, if applicable;

•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Common Stock.  We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Common stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock.  We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.  We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities”. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.  We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Use of Proceeds

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

The NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “WWWW.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Select Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the costs involved in the expansion of our customer base (including through acquisitions of other businesses or assets);
•	the costs associated with the principal and interest payments of future debt service;
•	the costs involved with investment in our servers, storage and network capacity;
•	the costs associated with the expansion of our domestic and international activities;
•	the costs involved with our research and development activities to upgrade and expand our service offerings; and
•	the extent to which we acquire or invest in other technologies and businesses.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges or our deficiency of earnings to cover fixed charges. For the six months ended June 30, 2013, and the fiscal years ended December 31, 2012, 2011, 2010 and 2008, ratio information is not applicable due to the deficiency of earnings. This table is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part.

	Six Months Ended June 30, 2013	Year Ended December 31,
		2012	2011	2010	2009	2008
		(In thousands, except ratio)
Ratio of earnings to fixed charges(1)	—	—	—	—	1.10	—
Deficiency of earnings available to cover fixed charges (in thousands)	$(18,723)	$(70,803)	$(37,813)	$(12,967)	N/A	$(95,136)

(1)	Ratios of earnings to fixed charges that are less than one to one are not presented herein as the there is a deficiency in earnings available to cover fixed charges during the six months ended June 30, 2013 and the years ended December 31, 2012, 2011, 2010 and 2008.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. A description of material terms and provisions of our certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and the bylaws.

Common stock

Dividend rights.  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting rights.  Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the certificate of incorporation (including any certificate of designation filed with respect to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to the certificate of incorporation (including any certificate of designation filed with respect to any series of preferred stock). Our certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our certificate of incorporation establishes a classified board of directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights.  Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions.  Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our common stock are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if applicable;
•	the provisions for a sinking fund, if applicable;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Outstanding warrants

As of June 30, 2013, we had no outstanding warrants.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Certificate of incorporation and bylaws.  Our certificate of incorporation provides that our board of directors is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because holders of our common stock do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding are able to elect all of the directors to be elected at each annual meeting of our stockholders. Our board of directors is able to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member. Our certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only the chairman of the board, the president, or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, our bylaws include a requirement for the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting. Our certificate of incorporation provides for the ability of the board of directors to issue, without stockholder approval, up to 10,000,000 shares of preferred stock with terms set by the board of directors, which rights could be senior to those of our common stock. Our certificate of incorporation and bylaws also provides that approval of at least 66 2/3% of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal our bylaws, or repeal the provisions of our certificate of incorporation regarding the election or removal of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

The foregoing provisions make it difficult for holders of our common stock to replace our board of directors. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
•	at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders’ amendment approved by a majority of the outstanding voting shares. We have not “opted out” of these provisions and do not plan to do so. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., at 250 Royall Street, Canton, Massachusetts 02021. Its phone number is (800) 568-3476. The transfer agent for any of the other securities that we may offer under this prospectus will be named and described in the prospectus supplement related to those securities.

Listing on The NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol “WWWW”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Select Market or any securities market or other exchange of the securities covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Certain U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•	additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee security and indemnity satisfactory to it against costs, expenses and liabilities. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. Warrants may be offered independently or in combination with other securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third party service providers;
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;
•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the common stock on The NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Web.com Group, Inc. appearing in Web.com Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Web.com Group, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-51595):

•	our Annual Report on Form 10-K for the year ended December 30, 2012, which was filed on March 6, 2013;
•	the information specifically incorporated by reference into the 2012 Form 10-K from our definitive proxy statement on Schedule 14A which was filed on March 28, 2013;
•	our Quarterly Report on Form 10-Q which was filed on May 3, 2013, and our Quarterly Report on Form 10-Q which was filed on August 2, 2013;
•	our Current Reports on Form 8-K filed on February 1, 2013, March 7, 2013, and May 9, 2013; and
•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on October 31, 2005, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Web.com Group, Inc.
Attention: Matthew P. McClure, Secretary
12808 Gran Bay Parkway West
Jacksonville, FL 32258
(904) 680-6600